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                                                                 Exhibit 10(b)


                                      LEASE


                                     between


                                  [RFR ENTITY]


                                   "Landlord"


                                       and


                                 SOTHEBY'S, INC.


                                    "Tenant"


                                 February 7, 2003


                                    Premises:

     1334 York Avenue

New York, New York

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.        THE PREMISES.........................................................1

2.        TERM AND EXTENSION OPTIONS...........................................2

3.        BASE RENT............................................................4

4.        SERVICES; UTILITIES..................................................5

5.        IMPOSITIONS..........................................................5

6.        USE..................................................................8

7.        COMPLIANCE WITH LAWS AND AGREEMENTS..................................9

8.        MAINTENANCE AND REPAIR..............................................10

9.        TENANT CHANGES......................................................11

10.       INSURANCE...........................................................15

11.       INDEMNIFICATION; NON-LIABILITY......................................19

12.       DAMAGE OR DESTRUCTION...............................................21

13.       CONDEMNATION........................................................24

14.       EQUIPMENT...........................................................27

15.       SUBORDINATION AND NONDISTURBANCE....................................27

16.       QUIET ENJOYMENT.....................................................29

17.       ASSIGNMENT AND SUBLETTING...........................................29

18.       ENTRY BY LANDLORD; RIGHT OF LANDLORD TO PERFORM
          TENANT'S COVENANTS..................................................39

19.       TENANT'S DEFAULT....................................................41

20.       SIGNS; ROOF RIGHTS..................................................44

21.       SURRENDER OF PREMISES...............................................45

22.       MEMORANDUM OF LEASE.................................................47

23.       RIGHT OF FIRST OFFER................................................48

24.       EXCULPATION OF LANDLORD.............................................49

25.       ADDITIONAL RENT; TENANT'S PAYMENTS..................................49

26.       LANDLORD'S CURE AND ENFORCEMENT RIGHTS..............................50

27.       COVENANT AGAINST LIENS..............................................50

28.       AFFIRMATIVE WAIVERS.................................................50

29.       LANDLORD'S AND TENANT'S CERTIFICATES................................51

30.       LANDLORD'S CONSENT AND APPROVAL.....................................52

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31.       CAPITAL LEASE; NONTERMINABILITY.....................................52

32.       OMITTED.............................................................54

33.       ENCROACHMENTS, RESTRICTIONS, ETC....................................54

34.       OMITTED.............................................................54

35.       MISCELLANEOUS PROVISIONS............................................54

36.       GUARANTY; FINANCIAL STATEMENTS; ANNUAL REPORTS......................56

37.       BROKER..............................................................57

38.       HAZARDOUS MATERIALS; INSPECTIONS....................................57

39.       LEASEHOLD MORTGAGE..................................................59

40.       PUBLICITY...........................................................59

41.       TRANSFER TAXES......................................................59

42.       NO DEVELOPMENT RIGHTS...............................................59

43.       SPECIAL BANKRUPTCY RELATED PROVISIONS...............................60

44.       EXPEDITED ARBITRATION...............................................60


SCHEDULES

Schedule A     Description of Land
Schedule B     Base Rent
Schedule C     Form of Memorandum of Lease

Schedule D     Form of Tenant Non-Disturbance Agreement
Schedule E     Form of Guaranty
Schedule F     Ground Floor Plan

EXHIBITS

Exhibit A  Definitions
Exhibit B  Existing Leases
Exhibit C  Agreements

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                             INDEX OF DEFINED TERMS

DEFINITION                                           WHERE DEFINED

1st Floor Portion                                    Exhibit A
AAA                                                  Section 44(a)
Affiliate                                            Section 17(b)(2)
Assignment Consideration                             Section 17(s)
Base Rent                                            Section 3(a)
Base Rental Rate                                     Schedule B
Bond                                                 Section 9(j)
Business Days                                        Exhibit A
Cap Ex Improvements                                  Section 31(b)
Casualty Depositary                                  Section 12(d)
Casualty Insurance                                   Section 10(a)(1)
Claim                                                Section 11(a)
Code                                                 Section 43(a)
Commencement Date                                    Section 2(a)
Condemnation Depositary                              Section 13(a)(2)
Condemnation Work                                    Section 13(b)(2)
Condemnation Work Proceeds                           Section 13(b)(3)(B)
Control                                              Section 17(b)(2)
Default Rate                                         Exhibit A
Direct Competitor                                    Exhibit A
Dispute Resolution Period                            Section 2(c)
Due Date                                             Section 3(b)
Excluded Property                                    Exhibit A
End of Term Casualty                                 Section 12(g)
Equipment                                            Section 14(a)
Event of Default                                     Section 19(a)
Exchange Date                                        Section 2(c)
Existing Leases                                      Section 17(t)
Extension Notice                                     Section 2(b)
Extension Options                                    Section 2(b)
Extension Terms                                      Section 2(b)
Fair Market Rent                                     Section 2(b)
Fee Mortgagee                                        Section 15(a)
First Class Standard                                 Section 8(a)
First Extension Option                               Section 2(b)
First Extension Term                                 Section 2(b)
Floor Price                                          Section 23(a)
GAAP                                                 Section 17(n)(2)(iv)
Guarantor                                            Section 36(a)
Guaranty                                             Section 36(a)
Hazardous Materials                                  Section 38(a)
Hazmat Conditions                                    Section 38(f)

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Hazmat Losses                                        Section 38(f)
IDA                                                  Section 17(u)
IDA Sublease                                         Section 17(u)
IDA Sublease Documentation                           Section 17(u)
IDA Sub-sublease                                     Section 17(u)
Imposition                                           Section 5(a)
Impositions                                          Section 5(a)
Improvements                                         Section 1(a)
Indemnified Parties                                  Section 11(a)
Initial Term                                         Section 2(a)
Insolvency Laws                                      Section 43(a)
Institutional Lender                                 Exhibit A
Insurance Requirements                               Exhibit A
Interest Rate                                        Exhibit A
JPMorgan                                             Section 37
Land                                                 Section 1(a)
Landlord                                             Cover, Recitals, Exhibit A
Landlord Party                                       Exhibit A
Landlord's Determination                             Section 2(c)
Landlord's Offer                                     Section 23(a)
Landlord's Reminder Notice                           Section 2(d)
Laws                                                 Exhibit A
Leasehold Mortgage                                   Section 39
Liability Insurance                                  Section 19(a)(2)
Losses                                               Section 11(a)
Major Subtenant                                      Section 17(v)
Material Tenant Change                               Section 9(a)(1)
Mortgage                                             Section 15(a)
Net Casualty Insurance Proceeds                      Section 12(d)
Net Condemnation Work Proceeds                       Section 13(b)(4)
Non-Disturbance Agreement                            Section 15(f)
notices                                              Section 35(a)
Occupancy Requirement                                Exhibit A
Offer Notice                                         Section 23(a)
Other Sublease Consideration                         Section 17(r)
Permitted Occupant                                   Section 17(c)
Permitted Occupants                                  Section 17(c)
person                                               Exhibit A
Plans and Specifications                             Section 9(b)
Premises                                             Section 1(a)
Premiums                                             Section 10(c)
Prohibited Tenant Change                             Section 9(c)
Prohibited Use                                       Exhibit A
Proposed Sotheby's Changes                           Section 9(k)
Prudent Owner Standard                               Section 31(b)
purchase price                                       Section 23(c)
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Rating Agencies                                      Section 17(n)(2)(i)
Recapture Occupancy Requirement                      Exhibit A
Recapture Offer                                      Section 17(e)
Recapture Transaction                                Section17(e)
Redemption Right                                     Section 19(b)(2)
Removal Notice                                       Section 9(h)(i)
Restoration Work                                     Section 12(a)
Roof                                                 Section 20(c)
Rooftop Equipment                                    Section 20(c)
Sale Period                                          Section 23(a)
Satellite Antenna                                    Section 20(c)
Second Extension Option                              Section 2(b)
Second Extension Term                                Section 2(b)
Secure Areas                                         Section 18(c)
Separate Street Entrance                             Section 17(v)(B)(ii)
Six Month Holdover Date                              Section 21(b)(iii)
Sixty Day Holdover Date                              Section 21(b)(ii)
Sublease Consideration                               Section 17(r)
substantially all of the Premises                    Section 13(a)(2)(B)
Subtenant SNDA                                       Section 17(v)
Successor Landlord                                   Section 15(d)
Tenant                                               Cover, Recitals, Exhibit A
Tenant Change                                        Section 9
Tenant Changes                                       Section 9
Tenant Named Herein                                  Exhibit A
Tenant Party                                         Exhibit A
Tenant's Assignment Cost                             Section 17(s)
Tenant's Basic Cost                                  Section 17(r)
Tenant's Cap Ex Share                                Section 31(b)
Tenant's Determination                               Section 2(c)
Tenant's Property                                    Exhibit A
Tenant's Proposal                                    Section 17(d)
Tenant's Sublease Expenses                           Section 17(r)
Termination Notice                                   Section 12(g)
Thirty Day Holdover Date                             Section 21(b)(i)
Transfer Notice                                      Section 17(j)
Uncommon Change                                      Exhibit A
Useful Life                                          Section 31(b)
Worker's Compensation Insurance                      Section 10(a)(6)

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                                      LEASE

          THIS LEASE entered into this 7th day of February, 2003, by and between [RFR Entity], a Delaware limited partnership having an office at c/o RFR Holding LLC, 400 Park Avenue, New York, NY 10022 (hereinafter called "LANDLORD") and SOTHEBY'S, INC., a New York corporation having an office at 1334 York Avenue, New York, New York 10021 (hereinafter called "TENANT").

                              W I T N E S S E T H:

          Upon the terms and subject to the conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises (as hereinafter defined).

          1.   THE PREMISES.

          (a) The property hereby leased to Tenant is that certain parcel of land (the "LAND") more particularly described in SCHEDULE A attached hereto and by this reference made a part hereof, TOGETHER WITH the buildings and other improvements (inclusive of the Equipment (as hereinafter defined)) now or hereafter located thereon (collectively, the "IMPROVEMENTS"). The Land and Improvements, together with all appurtenances thereto, hereinafter sometimes collectively referred to as the "PREMISES".

          (b) The Premises are demised and let hereunder subject to (a) the rights of any parties in possession thereof and the existing state of the title thereof as of the Commencement Date (as hereinafter defined), (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) with respect to the Improvements, their condition as of the Commencement Date, without representation or warranty by Landlord. Tenant represents to Landlord that Tenant has examined the title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof.

          (c) TENANT HAS HAD THE OPPORTUNITY TO EXAMINE THE PREMISES AND THE SIDEWALKS AND CURBS ADJACENT THERETO AND THE PHYSICAL CONDITION THEREOF, INCLUDING THE EXISTENCE OR NON-EXISTENCE OF ANY HAZARDOUS SUBSTANCES THEREON OR UNDER, AND TENANT ACCEPTS THE SAME "AS IS" AS OF THE DATE HEREOF. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, TENANT ASSUMES ALL RISKS, IF ANY, RESULTING FROM ANY LATENT OR PATENT DEFECTS IN THE DEMISED PREMISES OR THE SIDEWALKS AND CURBS ADJACENT THERETO OR FROM ANY FAILURE OF THE SAME TO COMPLY WITH ANY REQUIREMENTS APPLICABLE THERETO.

          (d) Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein.

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          2.   TERM AND EXTENSION OPTIONS.

          (a) The initial term of this Lease (the "INITIAL TERM") shall commence on the date of this Lease (the "COMMENCEMENT Date") and end on the last day of the calendar month in which occurs the day immediately prior to the twentieth (20th) anniversary of the Commencement Date or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to the provisions of any Laws (as hereinafter defined).

          (b) Provided no material non-monetary Event of Default (as hereinafter defined) or monetary Event of Default in excess of $25,000 shall then be continuing and Tenant shall then satisfy the Occupancy Requirement, Tenant shall have two (2) separate, successive options to extend the term of this Lease (as the same may have been extended by a prior such option) for an additional term of ten (10) years each (such options are herein collectively called "EXTENSION OPTIONS", and respectively called the "FIRST EXTENSION OPTION" and the "SECOND EXTENSION OPTION," and such renewal terms are herein collectively called the "EXTENSION TERMS", and respectively called the "FIRST EXTENSION TERM" and the "SECOND EXTENSION TERM". Each Extension Term shall commence on the day after the then current expiration date of the term of this Lease and shall expire on the tenth (10th) anniversary of such then current expiration date. Each of the Extension Options shall be exercisable (separately) only by Tenant by written notice to Landlord (each, an "EXTENSION NOTICE") given not later than the date that is twenty four (24) months prior to the then current expiration date of the term of this Lease. Each of the Extension Terms shall be upon the same covenants, terms and conditions as in this Lease for the Initial Term, except (i) as to the duration of the term hereof and any other provisions of this Lease which by their terms are applicable only to any portions of the term hereof and excluding, upon the expiration of the Second Extension Term, any further option or right to extend the term hereof and (ii) the annual Base Rent (as hereinafter defined) for each Extension Term shall be the Fair Market Rent determined as hereinafter set forth. "FAIR MARKET RENT" to be determined hereunder shall be deemed to mean the fair market renewal rent for the Premises which would be payable by a renewal tenant to lease the Premises.

          (c) If Tenant timely exercises an Extension Option, Landlord shall give Tenant notice within ten (10) Business Days following such exercise, specifying a date (on a Business Day) and time (during business hours) and place (in the borough of Manhattan, City of New York) within five (5) Business Days of such Landlord's notice (such date, the "EXCHANGE DATE") for representatives of Landlord and Tenant to convene and exchange sealed envelopes containing Landlord's and Tenant's good faith determination of the Fair Market Rent (with respect to Landlord, "LANDLORD'S DETERMINATION", and with respect to Tenant, "TENANT'S DETERMINATION"). If the parties shall not agree on the Fair Market Rent on the Exchange Date, they shall have five (5) Business Days (the "DISPUTE RESOLUTION PERIOD") to negotiate in good faith to reach such agreement. If the parties shall be unable to so agree prior to the close of the Dispute Resolution Period, the Fair Market Rent shall be determined by arbitration conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the AAA (as hereinafter defined), except that the provisions of this SECTION 2(c) shall supersede any conflicting or inconsistent provisions of said rules. Landlord and Tenant shall jointly appoint an arbitrator within seven
(7) days after the expiration of the Dispute Resolution Period. If

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Landlord and Tenant fail to do so, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within fourteen (14) days of such request and both parties shall be bound by any appointment so made within such 14-day period. If no such arbitrator shall have been appointed within such 14-day period, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within five (5) days following the appointment of such arbitrator, each party shall submit a report to the arbitrator setting forth its determination of the Fair Market Rent, which report shall consist of Landlord's Determination and/or Tenant's Determination, as the case may be, together with such other information or such other evidence as such party shall deem relevant. Within ten (10) days following the appointment of such arbitrator, he or she shall render his or her determination of the Fair Market Rent in writing solely by selecting whichever of Landlord's Determination or Tenant's Determination, in the judgment of the arbitrator, most nearly reflects the Fair Market Rent. It is expressly understood that the decision of such arbitrator as to the Fair Market Rent shall be final and binding upon the parties hereto and non-appealable. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease. The fees and expenses of any arbitration pursuant to this SECTION 2(c) shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts. The arbitrator shall have at least ten
(10) years' experience in leasing and valuation of properties which are similar in character to the Premises. After the parties' or the arbitrator's determination, as the case may be, of the Fair Market Rent has been made, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

          (d) In the case of each Extension Option, Landlord shall have the right to make time of the essence as to the delivery by Tenant of an Extension Notice by delivering written notice to Tenant ("LANDLORD'S REMINDER NOTICE") reminding Tenant of the Extension Options. In order to be effective such Landlord's Reminder Notice must be delivered by Landlord during the 90-day period immediately preceding the date on which the Extension Notice must be delivered by Tenant in order to exercise the applicable Extension Option under
SECTION 2(a) above. If Tenant fails to timely deliver an Extension Notice to Landlord and Landlord fails to timely deliver Landlord's Reminder Notice to Tenant, Tenant's right to exercise the applicable Extension Option by delivery of an Extension Notice shall continue; provided, however, that if the applicable Extension Notice is not delivered by Tenant to Landlord on or prior to the date that is twenty-two (22) months prior to then current expiration date of the term of this Lease (time being of the essence), Tenant shall be deemed to have waived its option with respect to the applicable Extension Term.

          (e) Notwithstanding anything to the contrary hereinabove contained, Landlord, at its option, may render any Extension Notice null and void if, at the time that Landlord receives the same, a material non-monetary Event of Default or a monetary Event of Default in excess of $25,000 shall have occurred and shall then be continuing.

          (f) References herein to the "term of this Lease" or the "term hereof" or the like shall refer to the entire term of this Lease, I.E., the Initial Term as theretofore extended by all applicable Extension Terms; and references to the "then current expiration date" of the term of

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this Lease shall mean, at the time in question, the expiration of the Initial
Term as theretofore extended by all applicable Extension Terms.

          3.   BASE RENT.

          (a) Tenant, throughout the term of this Lease, covenants to pay Landlord, without demand therefor and without any setoff or deduction whatsoever, a net fixed annual rent (herein called the "BASE RENT") equal to the "Base Rental Rate" (as such term is defined in SCHEDULE B attached hereto and by this reference made a part hereof) from time to time in effect during the term of this Lease.

          (b) The Base Rent shall be payable commencing on the Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (the "DUE DATE"). If the Commencement Date is not the first day of a month, Base Rent for such partial month preceding the first full monthly payment of Base Rent shall be appropriately prorated and paid in arrears simultaneously with the first full monthly payment.

          (c) It is the purpose and intent of Landlord and Tenant that the Base Rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Base Rent specified herein in each year during the term of this Lease except to the extent expressly provided herein with respect to Cap Ex Improvements or as otherwise expressly provided herein.

          (d) Landlord may, at its option, direct Tenant by written notice, from time to time, to pay all or any portion of the Base Rent directly to any Fee Mortgagee (as hereinafter defined) and to pay the balance of the Base Rent, if any, to Landlord. All Base Rent shall be paid either by wire transfer of immediately available federal funds (in which case, such wire transfer must be made by 3:00 p.m., Eastern Standard Time, on the applicable Due Date) or in funds that are otherwise immediately available for use in an account designated by Landlord or any Fee Mortgagee, as the case may be, and Landlord may from time to time designate that all Base Rent be paid to such other account or at such other address as Landlord shall designate by written notice to Tenant. If Landlord shall direct Tenant to pay, or if Tenant shall have otherwise elected to pay, Base Rent by wire transfer, then Tenant shall not be in default of Tenant's obligation to pay Base Rent, nor shall any interest (as provided for herein) be imposed, if and for so long as Tenant shall timely comply with Landlord's wire instructions in connection with such payments. Accordingly, if Tenant shall have timely complied with Landlord's instructions pertaining to a wire transfer, but the funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Landlord, then the same shall not relieve Tenant's obligation to make the payment so wired, but shall toll the due date for such payment until the wired funds shall have been located.

          (e) If any installment of Base Rent is not paid within five (5) days after the Due Date therefor, Tenant shall pay Landlord interest on such overdue payment at the Default Rate (as hereinafter defined), accruing from the day following the Due Date of such payment until the same is paid; PROVIDED, HOWEVER, that if Tenant fails to pay any installment of Base Rent within such 5-day period two (2) times during any 12-month period during the term hereof, then

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for any future Base Rent payments during the term of this Lease, Tenant shall pay interest at the Default Rate if any installment of Base Rent is not paid on or prior to the Due Date.

          4.   SERVICES; UTILITIES.

          Tenant shall furnish, at its own expense, all services, utilities and facilities of every type and nature required by it in its use of the Premises (including, without limitation, electricity, gas, steam, water, sewer, heating, ventilating and air conditioning, cleaning and security) and shall pay or cause to be paid, when due, all bills, expenses and charges of any kind for any such services, utilities and facilities used on, in connection with, or chargeable against the Premises for any period during the term of this lease. Tenant assumes full and sole responsibility for obtaining all such services, utilities and facilities and Tenant shall indemnify and save harmless Landlord and any Landlord Party (as hereinafter defined) from and against any loss, cost and/or expense in connection therewith, except to the extent Tenant's inability to obtain services or utilities (or any interruption thereof) is caused by the negligent actions or misconduct of Landlord or a Landlord party while performing any right or obligation under this Lease. Notwithstanding the foregoing, in addition to Landlord's consent rights over persons performing Tenant's changes pursuant to section 9, Landlord's consent (not to be unreasonably withheld) shall be required prior to Tenant's retaining the following third party service providers: (i) property manager, (ii) elevator contractor, (iii) contractor performing material electrical installations within the Premises, (iv) plumbing contractor, (v) HVAC contractor and (vi) life safety contractor (it being understood that no such consent shall be required as to any such service providers who are providing services to the Premises as of the commencement date.

          5.   IMPOSITIONS.

          (a) Tenant covenants to pay, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, as additional rent, all taxes, assessments (including but not limited to, all assessments for public improvements or benefits, accruing during the term of this Lease), water, sewer and other rents, rates and charges, charges for public utilities, excises, levies, license and permit and inspection fees (including, without limitation, license, permit, inspection, authorization and similar fees) and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or during the term of this Lease may have been or may be assessed, levied, confirmed, imposed upon, or grow or become due or payable out of or in respect of, or become a lien on, (A) the Premises or any part thereof or any appurtenance thereto, (B) any Base Rent or other sums payable hereunder (including, without limitation, commercial rent tax), (C) this Lease or the leasehold estate created thereby, (D) the operation, possession or use of the Premises, (E) any personal property or the rent and income received by Tenant from subtenants, (F) any use, possession or occupation of the Premises or activity conducted therein, including rentals or sales (including lease rentals), value added, ad valorem, single business, gross receipts, use and similar taxes that are at any time levied, assessed or payable on account thereof, (G) all transfer, recording, stamp and real property gain taxes incurred upon the assignment, transfer, foreclosure or other disposition by Tenant of its interest in the Premises or this Lease, (H) all claims and demands of mechanics, laborers, materialmen and others (excluding those engaged by Landlord or a Landlord Party) which, if unpaid, might create a lien on the Premises, (I) all charges of utilities, communications and similar services serving the Premises and (J) charges imposed with

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respect to the Premises for police protection, fire protection, street and highway maintenance, construction and lighting, sanitation and water supply, if any, (all of the foregoing, together with any and all fines, penalties, costs and/or interest thereon, and together with any and all Premiums, being hereinafter sometimes collectively referred to as "IMPOSITIONS", and any of the same being hereinafter sometimes referred to as an "IMPOSITION"). Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any of Landlord's capital levy, franchise, excess profits, estate, gift, succession, inheritance, transfer taxes or mortgage recording taxes in connection with any Mortgage of Landlord (other than in accordance with SECTION
41), unless and to the extent that such taxes are imposed or levied upon or assessed as a total or partial substitute for, or in lieu of, any other Imposition required to be paid by Tenant pursuant to this SECTION 5, in which event same shall be deemed Impositions and shall be paid by Tenant. If, at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord a capital levy, gross receipts or other tax directly on the rents received therefrom and/or a franchise tax or an assessment, levy or charge measured by or based, in whole or in part, upon such rents, the Premises (including but not limited to the acquisition, leasing, use, or value thereof) or the present or any future Improvements on the Premises or the construction thereof and/or measured in whole or in part by Landlord's income from the Premises, then to the extent that such taxes are imposed or levied upon or assessed as a total or partial substitute for, or in lieu of, any other Imposition required to be paid by Tenant pursuant to this SECTION 5, all such taxes, assessments, levies and charges, or the part thereof so measured or based, shall be deemed to be included within the term "Imposition" for the purposes hereof, but in any event only to the extent that such taxes would be payable if the Premises were the only property of Landlord (it being acknowledged and agreed that any franchise, income, profit, sales, use, occupancy, gross receipts, rental or similar tax which is unique to Landlord and which is not related to the Premises shall be excluded from Impositions), and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. All Impositions shall be paid directly by Tenant to the entity to whom such Impositions are due. Tenant shall furnish to Landlord, promptly after payment of any Impositions, official receipts or other satisfactory proof evidencing payment of such Imposition. Notwithstanding anything to the contrary set forth in this SECTION 5(a), nothing herein shall be deemed to modify Tenant's obligation to pay any transfer tax, mortgage recording tax or other Imposition if and to the extent such obligation is a term set forth in any "Landlord's Offer" pursuant to
SECTION 23(a).

          (b) If at any time during the term, an Event of Default resulting from Tenant's failure to pay Impositions constituting real estate taxes has occurred, Tenant, within ten (10) Business Days after written demand by Fee Mortgagee (as hereinafter defined) or by Landlord in response to a demand made upon Landlord by Fee Mortgagee, shall deposit into escrow with Fee Mortgagee, on the first day of each and every succeeding month during the term of this Lease, an amount equal to one-twelfth (1/12th) of the amount necessary to pay annual Impositions constituting real estate taxes then in effect, as reasonably estimated by such Fee Mortgagee. If, at any time, the monies so deposited by Tenant shall be insufficient to pay in full the next installment of such Impositions then due, then within ten (10) Business Days following demand by Landlord, Tenant shall deposit the amount of the insufficiency with such Fee Mortgagee, to enable such Fee Mortgagee to pay all installments of such Impositions. If on the first anniversary of the date that Tenant shall first become obligated to pay such Impositions into escrow as provided in this SECTION 5(b), and on each subsequent anniversary of such date, the total monthly deposits made by Tenant for the previous year pursuant to this SECTION 5(b) shall exceed the amount of such Impositions due with respect to such previous year, such excess (less any amounts retained by Landlord to cure any default in the payment of Base Rent and additional rent under the Lease) shall be refunded to Tenant within twenty (20) days of such applicable anniversary date. The funds deposited by Tenant with Fee Mortgagee on account of Impositions pursuant to this SECTION 5(b), and any interest accruing thereon, shall be held in escrow for the sole and exclusive purpose of paying Impositions to the applicable party on or before the applicable due date thereof and shall not be used by Landlord (except as stated above), Fee Mortgagee (subject to the terms of the Mortgage) or any other party for any other purpose whatsoever. All interest, if any, on such funds shall be for the account of Tenant and shall be applied to pay any outstanding Impositions or amounts due from Tenant to Landlord, or shall be refunded to Tenant, as the case may be, pursuant to this SECTION 5(b).

          (c) After prior written notice to Landlord, at Tenant's sole cost, Tenant may contest in good faith (including seeking a reduction in the assessed value of the Premises or an abatement or reduction of) any Impositions agreed to be paid hereunder; provided that (i) Tenant first shall satisfy the requirements of any Laws, including, if required, that the Impositions be paid in full before being contested, (ii) no material non-monetary Event of Default or monetary Event of Default in excess of $25,000 shall then be continuing and (iii) in Landlord's reasonable judgment, failing to pay such Impositions will not subject Landlord or Fee Mortgagee to criminal penalties or to prosecution for a crime or (unless Tenant shall indemnify Landlord therefor) civil liability, or result in the imminent risk of the sale, forfeiture or loss of any portion of the Premises. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest; provided, however, that Tenant shall not settle or compromise such contest without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed and shall be deemed given if Landlord shall fail to respond within ten (10) Business Days following Tenant's request for consent, such request setting forth the proposed terms of such compromise or settlement. Tenant shall pay and save Landlord and Fee Mortgagee harmless against any and all losses, judgments, decrees and costs (including, without limitation, all reasonable out-of-pocket attorneys' fees and expenses) in connection with any such contest. Tenant's right to contest any Impositions shall be conditioned upon Tenant's depositing with Landlord (or Fee Mortgagee) such security (in the form of cash or other security reasonably acceptable to Landlord) for the payment of the amounts so contested and unpaid together with all interest and penalties that may be imposed in connection therewith, and all costs and charges which might become a lien or charge on all or any part of the Premises in any such contest. Promptly after the conclusion of such contest (by final determination, settlement, compromise or otherwise), Tenant shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof, provided that Landlord shall return all amounts deposited with it with respect to the contest of such Impositions, as aforesaid, or, at the written direction of Tenant, Landlord shall make any such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Landlord shall not be subject to any liability whatsoever for the payment of any fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable out-of-pocket attorneys' fees incurred by Landlord), costs and expenses or, on demand, to make reimbursement for such payment. Landlord agrees to cooperate with Tenant's efforts in connection with this SECTION 5(c) at no cost or expense to Landlord. Should Tenant prevail in any such contest, Tenant shall enjoy the benefit of any reduction in the Imposition in question attributable to the term hereof.

          (d) If Landlord elects to contest an Imposition, Landlord shall first give Tenant written notice of such intention and Tenant shall have twenty (20) days from the date of Landlord's notice to deliver to Landlord written notice of Tenant's election to contest (in accordance with SECTION 5(c)) or not contest the Imposition in question. The immediately preceding sentence notwithstanding, if Tenant elects not to contest an Imposition with respect to real estate taxes or assessments, Tenant shall notify Landlord thereof not less than thirty (30) days prior to the final date upon which such Imposition may be contested without suffering any penalty and Landlord may, after prior written notice to Tenant, contest any such Imposition in good faith. Landlord shall not be obligated to contest Impositions, and any such contest shall be by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Imposition, such contests by Landlord shall be at Landlord's sole cost and expense, provided, however, that if the amounts payable by Tenant are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest, Tenant shall enjoy the benefit of any such reduction or avoidance, and Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in contesting the Imposition in question, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Imposition. Such reimbursement shall be made within twenty (20) Business Days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses.

          6.   USE.

          (a) To the extent that Tenant Named Herein satisfies the Occupancy Requirement, the Premises may be used for any lawful purpose that is consistent with the First Class Standard (as hereinafter defined), including, without limitation, office space, auction house, exhibiting gallery, museum, retail, restaurant, medical office uses, the operation of a hospital facility and uses incidental or ancillary to each of the foregoing uses.

          (b) To the extent the conditions set forth in SECTION 6(a) are not satisfied, the use of all or any portion of the Premises may not be changed or modified except for the following purposes: office space, auction house, exhibiting gallery, retail, restaurant, medical office use, and uses incidental or ancillary to each of the foregoing uses, and such other commercial uses approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (it being expressly understood, however, that unless Tenant Named Herein shall be satisfying the Occupancy Requirement, Landlord may in its sole discretion withhold its approval to a change in use involving the operation of a hospital facility practicing around-the-clock care (as opposed to an "outpatient" center for consultation and procedures which will not require patients to remain on the Premises overnight).

          (c) Notwithstanding anything to the contrary set forth in SECTION 6(a) or SECTION 6(b) above, Tenant shall not use or occupy or suffer the use or occupancy of any part of the Premises in a manner (i) constituting a Prohibited Use (as hereinafter defined) or (ii) inconsistent with the First Class Standard.

          (d) Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises or any part thereof, in a manner that would in any way violate any of the Laws, zoning ordinances, Insurance Requirements or any certificate of occupancy affecting the Premises (as the same may be amended), or make void or voidable any insurance then in force with respect thereto, or that may make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or that will constitute a Prohibited Use, a public or private nuisance or waste. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Premises;

          7.   COMPLIANCE WITH LAWS AND AGREEMENTS.

          (a) Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply, or cause compliance: (i) with all Laws, whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord and Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, and irrespective of the cost thereof, which may be applicable to the Premises (except to the extent provided herein with respect to Cap Ex Improvements) and
(ii) with any agreements, contracts, easements and restrictions affecting the Premises or any part thereof or the ownership, occupancy or use thereof existing on the date hereof or hereafter created by Tenant, or expressly consented to or requested by Tenant.

          (b) No abatement, diminution or reduction in Base Rent, additional rent or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future Laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, terrorist action, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes; and no diminution in the amount of the space used by Tenant caused by legally required changes in the construction, equipment, fixtures, machinery, operation or use of the Premises shall entitle Tenant to any abatement, diminution or reduction of the rent or any other charges required to be paid by Tenant pursuant to the terms of this Lease.

          (c) From time to time throughout the term of this Lease, Landlord shall cooperate with Tenant in Tenant's efforts to obtain from governmental authorities such licenses and permits as are necessary for the operation of the Premises and the permitted use thereof, and any modification or amendment to the Building's certificate of occupancy required in connection with the Tenant Changes or the use of the Premises (in each case as permitted under this Lease), provided and on condition that in connection therewith (i) Tenant shall promptly reimburse Landlord (as additional rent) for all reasonable out-of-pocket costs and expenses incurred by Landlord (including, without limitation, reasonable out-of-pocket attorneys' fees and costs) in connection therewith within twenty
(20) days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses, and (ii) Landlord shall not incur any obligation or liability of any kind. Tenant shall indemnify, defend and hold Landlord and any Landlord Party harmless from and against any and all loss, liability, damage, cost and expense (including, without limitation, reasonable out-of-pocket attorneys' fees and costs) incurred by Landlord and any Landlord Party in connection with such application and/or procuring or attempting to procure any such license and/or permits or any such modification or amendment to the certificate of occupancy.

          8.   MAINTENANCE AND REPAIR.

          (a) Tenant shall promptly throughout the term of this Lease, at Tenant's cost and expense, take good care of and maintain the Premises including, without limitation, the roof, landscaping, walls, footings, foundations, HVAC, mechanical and electrical systems in or serving the Premises, structural and nonstructural components and systems of the Premises and all pathways, sidewalks, vaults, utility connections and curbs, if any, on, adjacent and appurtenant thereto, in good working order and repair, and keep and maintain the Premises in character and condition in accordance with the standards applicable to a comparable first-class commercial building located in the neighborhood in which the Improvements are located (the "FIRST CLASS STANDARD"). Tenant shall promptly remove all accumulated snow, ice and debris from any and all pathways, sidewalks and curbs located upon or appurtenant to the Premises and from any and all other sidewalks and curbs adjacent to the Premises. Tenant shall promptly make all repairs and replacements, including, without limitation, any capital improvements, at its sole cost and expense (except with respect to Cap Ex Improvements, which Cap Ex Improvements shall be performed by Landlord and paid for in accordance with SECTION 31(b) hereof), and in accordance with the First Class Standard, whether interior or exterior, structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary, which may be required to be made upon or in connection with any portion of the Premises in order to keep and maintain the Premises in such condition as is required to comply with Laws and to keep the building systems in working order, and whether or not necessitated by wear and tear, obsolescence or defects, latent or otherwise.

          (b) Tenant shall not commit or suffer to be committed any waste upon or about the Premises, and shall promptly at its cost and expense, make all necessary replacements, restorations, renewals and repairs to the Premises and appurtenances thereto necessary to comply with its obligations under this Lease. Tenant shall not make any claim or demand upon or bring any action against the Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or nonstructural, of the Premises or any part thereof, except to the extent caused by the negligent actions or misconduct of Landlord or a Landlord Party (as hereinafter defined).

          (c) Except as expressly provided herein with respect to Cap Ex Improvements, Landlord shall not under any circumstances have any obligation to build any improvements on the Premises, or make any repairs, replacements, alterations or renewals of any nature or description to the Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to perform any maintenance or other work whatsoever on the Premises or to the Improvements, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Premises in any way. Subject to Landlord's obligations under SECTIONS 12(f)(4), 12(g), 31(b) and 38(g), Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to any Laws.

          (d) Any dispute under this SECTION 8 shall be resolved by arbitration in accordance with SECTION 44.

          9.   TENANT CHANGES.

          Tenant, at its sole cost and expense, shall have the right at any time and from time to time during the term of this Lease to make alterations, additions and other changes to the Improvements, including, without limitation, those items constituting Proposed Sotheby's Changes (as hereinafter defined) referred to in SECTION 9(k) below subject, however, to compliance with the provisions of this SECTION 9 (all of the foregoing are hereinafter collectively called "TENANT CHANGES" and any of the foregoing is called a "TENANT CHANGE"), SUBJECT, HOWEVER, in all cases, to the following provisions:

          (a) (1) Tenant shall not make any Tenant Change which is a Material Tenant Change (as hereinafter defined) without having first obtained Landlord's prior written approval thereof in each instance in accordance with this SECTION
9. So long as Tenant complies with the provisions of this SECTION 9 and there shall not otherwise exist a material non-monetary Event of Default or a monetary Event of Default in excess of $25,000 under this Lease, Landlord's approval of any proposed Material Tenant Change shall not be unreasonably withheld, conditioned or delayed UNLESS the proposed Material Tenant Change is a Prohibited Tenant Change (as hereinafter defined). As used herein, the term "MATERIAL TENANT CHANGE" shall mean any Tenant Change which (i) affects the exterior of any Improvements (including the roof and the facade of the Improvements), (ii) affects the structural elements of any Improvements, (iii) affects in any material respect the electrical, plumbing, HVAC, elevator or other mechanical or building systems of the Improvements, (iv) changes the character of the lobby/atrium area or facade of the Improvements in any material respect or (v) reduces the usable or rentable area of any Improvements by more than a DE MINIMIS amount. Tenant acknowledges that Landlord, to the extent provided for in SECTION 31(b), shall perform all Cap Ex Improvements.

               (2) Notwithstanding the terms of SECTION 9(a)(1)(iv) above, provided that Tenant Named Herein satisfies the Occupancy Requirement, Landlord shall not withhold its consent to any Material Tenant Change performed by Tenant Named Herein to the Sotheby's lobby/atrium area, provided that the same, in Landlord's reasonable judgment does not (A) adversely affect the structure or building systems of the Improvements, (B) constitute a Prohibited Tenant Change or (C) fail to preserve or maintain the first-class architectural integrity of such area.

          (b) Any Material Tenant Change shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and reasonably approved by Landlord and shall be made in accordance with reasonably detailed plans and specifications which shall be displayed on a CAD disk (the "PLANS AND SPECIFICATIONS") and cost estimates prepared by such architect or engineer. Any request by Tenant for Landlord's approval of any Material Tenant Change pursuant to SECTION 9(a) above shall be accompanied by a full set of the Plans and Specifications therefor and a copy of the cost estimates in respect thereof; provided, however that prior to Tenant's submission of the full set of Plans and Specifications for a proposed Material Tenant Change, Tenant shall have the right to request in writing Landlord's preliminary approval of schematic drawings and/or design development drawings and mechanical, electrical and plumbing plans and specifications, pre-purchase specifications and long lead items, provided that in the reasonable judgment of Landlord the same are sufficiently complete and integrated for Landlord to review and comment upon. Landlord shall respond in writing to Tenant's duly submitted request for Landlord's approval of a Material Tenant Change and the Plans and Specifications therefor (or Landlord's preliminary approval, as applicable) within ten (10) Business Days of such request or, in the case of a resubmission of Plans and Specifications in response to comments by Landlord, within seven (7) Business Days after Landlord's receipt of such resubmission. Landlord shall be deemed to have approved any request to which Landlord shall fail to respond within the time periods set forth in the preceding sentence, provided that the written request in question shall have made specific reference to such deemed consent under this Section 9(b). Tenant shall reimburse Landlord (as additional rent) for all reasonable out-of-pocket costs and expenses incurred by Landlord and payable to third party architects or engineers in connection with its review of the Plans and Specifications within twenty (20) days after demand accompanied by reasonable documentation supporting the amount of any such costs and expenses. If Landlord disapproves any Plans and Specifications, Landlord shall furnish a reasonably detailed explanation for such disapproval.

          (c) Notwithstanding anything to the contrary contained herein, in no event shall Tenant make any Prohibited Tenant Change. As used herein, the term "PROHIBITED TENANT CHANGE" shall mean any Tenant Change which (i) decreases the size of or decreases the usable or rentable area of the Improvements by an amount that in Landlord's reasonable judgment is greater than DE MINIMIS, (ii) reduces the lobby/atrium area of the Premises or increases the amount of existing retail space in the area depicted by cross-hatching on EXHIBIT F annexed hereto and made a part hereof, (iii) reduces the value of the Premises,
(iv) constitutes a new or additional building or material structure, or (v) ties in or connects the Premises or any Improvements thereon with any real property outside the Premises.

          (d) No Tenant Change shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction; and Landlord, at Tenant's sole cost and expense, and upon the reasonable request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Tenant Changes and shall otherwise cooperate with Tenant in connection therewith, provided, and on condition that in connection therewith (i) the applications relate to a Tenant Change that otherwise complies with the terms of this Lease, (ii) the provisions of applicable Laws shall require that Landlord join in such application, (iii) Tenant shall reimburse Landlord (as additional rent) for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection therewith within twenty (20) days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses, (iv) Landlord shall not under any circumstances incur any obligation or liability of any kind and (v) Tenant shall indemnify, defend and hold Landlord and any Landlord Party harmless from and against any and all loss, liability, damage, cost or expense (including without limitation reasonable out-of-pocket attorneys' fees and disbursements) incurred by Landlord in connection therewith.

          (e) All Tenant Changes shall be made promptly and in a good workmanlike manner in accordance with the First-Class Standard and in compliance with (i) all applicable permits and authorizations and building and zoning laws and all other Laws, (ii) all Insurance Requirements and the orders, rules, regulations and requirements of any Board of Fire Underwriters having jurisdiction or any similar body exercising similar functions, and (iii) any agreements, contracts, restriction, easement or covenant affecting title to or use of the Premises or any part thereof or the ownership or occupancy thereof existing on the date hereof or hereafter created by Tenant or Tenant Party, or consented to or requested by Tenant or Tenant Party.

          (f) Tenant covenants and agrees to pay any contractor it engages the cost of the work being performed by such contractor in stages as the work progresses subject only to customary retentions and amounts being disputed in good faith. In the event of any such dispute, Tenant shall promptly furnish Landlord with all information relating thereto as Landlord may reasonably request. Any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or any Tenant Party shall be discharged by Tenant within thirty (30) days after Tenant or any Tenant Party shall have received notice thereof, at Tenant or Tenant Party's, as the case may be, sole cost and expense, by payment or filing the bond required by law.

          (g) Landlord agrees to promptly execute and deliver to Tenant, at Tenant's sole cost and expense, such waivers of lien and consents in respect of the leasing and financing of Tenant's Property pursuant to this SECTION 9(g) as Tenant may reasonably request, provided (i) that the form and substance of such consents and waivers shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, delayed or conditioned, (ii) Tenant shall reimburse Landlord (as additional rent) for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection therewith within twenty
(20) days after demand, (iii) Landlord shall not under any circumstances incur any obligation or liability of any kind in Landlord's sole and absolute discretion and (iv) Tenant shall indemnify, defend and hold Landlord and any Landlord Party harmless from and against any and all loss, liability, damage, cost or expense (including without limitation reasonable out-of-pocket attorneys' fees and disbursements) incurred by Landlord in connection therewith.

          (h) (i) All Tenant Changes that are of a permanent nature and cannot be removed without damage to the Premises (unless Tenant shall repair such damage), and all Equipment as provided in Section 14 hereof, shall become and be the property of Landlord upon the expiration date of this Lease and shall be surrendered to Landlord with the Premises as a part thereof. Notwithstanding the foregoing, upon Landlord's request, by notice given at least ninety (90) days prior to the expiration date of this Lease (the "REMOVAL NOTICE"), Tenant shall be obligated to remove on or before the expiration date of this Lease any Uncommon Changes (as hereinafter defined), and Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises caused by such removal. If Landlord does not timely deliver the Removal Notice, all Uncommon Changes shall become and be the property of Landlord upon the expiration date of this Lease and shall be surrendered to Landlord with the Premises as a part thereof. In addition, if at the time Tenant performs an Uncommon Change, Tenant delivers a written notice to Landlord requesting in BOLD LETTERING that Landlord notify Tenant whether Landlord shall require such Uncommon Change be removed at the end of the term hereof, Landlord shall, within ten (10) days following such notice, notify Tenant of whether Landlord shall require that such Uncommon Change be removed at the end of the term hereof.

               (ii) All Tenant's Property installed by Tenant or its equipment lessors, subtenants, concessionaires or licensees shall remain the property of Tenant and such lessors, subtenants, concessionaires and licensees, as the case may be, and may be removed from the Premises by Tenant at Tenant's option; provided, however, that Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises caused by such removal. Any items of Tenant's Property which shall remain in the Premises after the expiration date of this Lease may, at the sole option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, at Tenant's expense, without accountability, in such manner as Landlord shall determine in its sole and absolute discretion.

          (i) Throughout the prosecution of any Tenant Change, Tenant shall carry or cause its contractors to carry all necessary Worker's Compensation Insurance (as hereinafter defined) and shall furnish Landlord with evidence of any and all such coverage. No Tenant Change shall be undertaken until Tenant shall have delivered to Landlord copies of insurance policies or abstracts thereof issued by insurers satisfying the requirements set forth in SECTION 10(b), bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Landlord of such payments, for the insurance required under SECTION 10, which shall be kept in full force and effect until the completion of the applicable Tenant Change.

          (j) Subject to the last sentence of this SECTION 9(j), before proceeding with any Material Tenant Change (or series of Material Tenant Changes performed together) which cost $2,500,000 or more in the aggregate, Tenant shall furnish to Landlord, as security for the full completion thereof, a payment and performance bond ("BOND") issued by a bonding company reasonably satisfactory to Landlord naming Landlord and any Fee Mortgagee as beneficiary, which bond (A) shall be in an amount equal to one hundred five (105%) percent of Landlord's reasonable estimate of the cost of such Material Tenant Change, (B) shall not require any payment as a condition to the bonding company performing its obligations under the bond, and (C) shall otherwise be in a form reasonably satisfactory to Landlord. Tenant shall not be required to comply with the bonding requirements set forth in this SECTION 9(j) with respect to the performance of any Material Tenant Changes to the extent that and so long as Tenant maintains a credit rating of at least BB (as rated by any of the Rating Agencies (as hereinafter defined));

          (k) Landlord acknowledges that Tenant Named Herein may in the future consider performing the following Tenant Changes during the term hereof (collectively, the "PROPOSED SOTHEBY'S CHANGES"): (i) the installation of a separate entrance to the Improvements located at 71st and/or 72nd Street; (ii) the construction of an additional elevator and/or upgrades to the existing elevators serving the above-ground floors of the Improvements; (iii) alterations in the form of enhancements to the structure, electrical and mechanical systems and other components of the Improvements to prepare and/or separately demise space in connection with a subletting for hospital use to the extent permitted by the terms of this Lease; and (iv) separately demising portions of the Premises to separate the auction area from the upper floors. Landlord hereby agrees that notwithstanding the fact that a Proposed Sotheby's Change may constitute a Material Tenant Change hereunder, any such Proposed Sotheby's Change shall be acceptable in principle to Landlord so long as (A) all requirements under this SECTION 9 are complied with in connection with the performance of each such Proposed Sotheby's Change and (B) Tenant Named Herein satisfies the Occupancy Requirement at the time any such Proposed Sotheby's Change is performed. Notwithstanding anything to the contrary set forth in this SECTION 9, in connection with any of the Proposed Sotheby's Changes described in SECTIONS 9(k)(i), 9(k)(ii) and 9(k)(iv), Landlord and Tenant hereby agree that in addition to the approval rights reserved to Landlord under this SECTION 9 relating to Material Tenant Changes, Landlord shall have the right to request changes to the Plans and Specifications for such Proposed Sotheby's Change only if the impact of such change will not increase the estimated hard and soft costs of the Proposed Sotheby's Change by more than two and one-half percent (2.5%).

          (l) Any or all of Tenant's Property furnished or installed by Tenant or its equipment lessors, subtenants, concessionaires or licensees in the Premises may, from time to time, become subject to the lien of leases, financing statements and security agreements under the Uniform Commercial Code and should any such lien be foreclosed or terminated, subject to the provisions of SECTION 9(h) regarding the replacement of certain items and repair of damage, the foreclosing or terminating party may remove such property from the Premises. Landlord agrees to promptly execute and deliver to Tenant, at Tenant's sole cost and expense, such waivers of lien and consents in respect of the leasing and financing of Tenant's Property pursuant to this SECTION 9(l) as Tenant may reasonably request, PROVIDED, HOWEVER, that the form and substance of such consents and waivers shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, delayed or conditioned.

          (m) Any dispute under this SECTION 9 shall be resolved by arbitration in accordance with SECTION 44.

          10.  INSURANCE.

          (a) Tenant shall, throughout the term of this Lease, at its own cost and expense, obtain and maintain in full force and effect (and shall cause any assignees and sublessees to do the same with respect to any permitted assignment or sublease of the Premises) and in the name of Tenant as named insured, and with Landlord and any Fee Mortgagee (and any additional party reasonably requested by Landlord in writing) being named as loss payee and additional insureds:

               (1) "all risk" property insurance (including but not limited to collapse, loss or damage occasioned by fire, the perils included in the so-called extended coverage endorsement, vandalism and malicious mischief, water damage, flood, earthquake, Builder's Risk and against any other risks as shall then be commercially reasonable to insure) and containing an "agreed amount endorsement" or other endorsement to eliminate application of any coinsurance clause, in amounts sufficient to provide one hundred (100%) percent of the full replacement cost of the Premises (without deduction for depreciation), including, without limitation, sprinkler leakage, demolition cost, cost of debris removal, increased cost of construction arising from operation or enforcement of building laws and ordinances and such additional endorsement as Landlord, or Fee Mortgagee may reasonably require; which amounts shall be determined from time to time, but not more frequently than once in any thirty-six (36) calendar months (unless otherwise reasonably requested by a Fee Mortgagee), at Tenant's expense, at the request of the Landlord, by any appraiser selected by Tenant and approved by Landlord and the insurance carrier (all of the insurance described in this clause (1) being hereinafter sometimes collectively referred to as the "CASUALTY INSURANCE"); PROVIDED, HOWEVER, that notwithstanding anything in this SECTION 10 or this Lease to the contrary, (x) Tenant Named Herein shall be required during the term of this Lease to obtain and maintain coverage in its Casualty Insurance policy (or in any separate policy that might become commercially available) against loss or damage by terrorist acts in an amount equal to (but not exceeding) a limit of $50,000,000 per occurrence, and (y) any Tenant other than Tenant Named Herein shall be required during the term of this Lease to obtain and maintain coverage in its Casualty Insurance policy (or in any separate policy that might become commercially available) against loss or damage by terrorist acts in an amount equal to 100% of the "Full Replacement Cost" of the Premises; PROVIDED, HOWEVER, if such coverage is not commercially available, then any Tenant other than Tenant Named Herein must obtain and maintain such coverage in an amount equal to the highest amount then available on commercially reasonable terms, but in no event shall any such Tenant obtain or maintain such coverage in an amount less than $50,000,000 per occurrence;

               (2) commercial general liability and umbrella insurance against any loss, liability or damage on, about or relating to the Premises, with deductibles in amounts not exceeding such that Landlord and Fee Mortgagee may reasonably approve, against claims for bodily injury including death, property damage and "personal and advertising injury" occurring in, on or about the Premises and the adjoining streets, sidewalks and passageways with a combined single limit with respect to each occurrence on a per-location basis of not less than Ten Million Dollars ($10,000,000.00) (under the primary or umbrella coverage), which amount shall be increased or decreased from time to time to those amounts and coverages of insurance which in Landlord's reasonable judgment are then being customarily required by prudent landlords of properties meeting the First Class Standard (all of the insurance described in this clause (2) being hereinafter sometimes collectively referred to as the "LIABILITY INSURANCE"), it being agreed that such Liability Insurance shall also provide the following protections:

               (a)  products and completed operations;

               (b)  personal and advertising injury protection;

               (c) fire legal liability, if not otherwise covered under the comprehensive form of public liability insurance;

               (d)  employees as additional insured coverage;

               (e)  liquor liability; and

               (f)  contractual liability.

               (3) rental loss and/or business interruption insurance in an annual aggregate amount equal to the gross rentals payable with respect to the coverage period on an actual loss sustained basis from the Premises, such insurance to cover the period commencing on the date of any casualty or condemnation and ending twelve (12) months following the date of such casualty (it being understood that (x) the policy under which Tenant shall carry such insurance shall provide that the proceeds of such policy shall be paid with respect to the foregoing rental loss coverage before being paid to cover any other loss, and (y) Tenant's obligation to pay rent hereunder in the event of casualty shall be deemed satisfied to the extent and only to the extent that Landlord receives proceeds equal to the amount of rent and additional rent that would otherwise have been payable hereunder (it being acknowledged that any deficiency in such proceeds shall be payable by Tenant).

               (4) if a sprinkler system shall be located in the Premises, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord and any Fee Mortgagee;

               (5) Boiler and Machinery Broad Form policy covering explosion insurance in respect of steam and pressure boilers and similar apparatus, if any, located on the Premises in an amount equal to one hundred (100%) percent of the full replacement cost of the Improvements;

               (6) worker's compensation and employer's liability insurance subject to statutory limits or better in respect of any work or other operations on or about the Premises in accordance with applicable Laws on all employees of contractors, subcontractors, consultants and vendors engaged on or with respect to the Premises ("WORKER'S COMPENSATION INSURANCE"); and

               (7) such other insurance with respect to the Premises and in such amounts as Landlord or any Fee Mortgagee from time to time may reasonably request against such other insurable hazards which at the time in question are commonly insured against in the case of property meeting the First Class Standard; provided that it is expressly understood that notwithstanding anything in this SECTION 10 or this Lease to the contrary, Tenant shall not be required to carry any insurance coverage that is not commercially available at the time in question.

          (b) All such insurance described in subparagraph (a) of this SECTION 10 shall: (i) be obtained from and maintained with reputable and financially sound insurance company(ies) reasonably acceptable to Landlord, authorized to issue such insurance in the State of New York, and (x) rated in Best's Insurance Guide, or any successor thereto, as having a "Best's Rating" of A or better and a "Financial Size Category" of at least "x" or better and (y) have a claims paying ability rating of not less than AA - by S& P and Aa3 by Moody's; (ii) be on and/or contain such terms and conditions as shall be reasonably satisfactory to Landlord; (iii) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Tenant, Landlord or any Landlord Party, which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss; and (iv) otherwise comply with the provisions of this SECTION 10. The proceeds of any loss under any policy or policies of Casualty Insurance shall be payable to Landlord (and/or to any Fee Mortgagee designated by Landlord therefor) as the sole "loss payee" thereunder, it being understood that the provisions of SECTION 12 below shall apply in respect thereof.

          (c) Tenant shall furnish Landlord (and any named Fee Mortgagee) with duplicate original(s) or original certificate(s) together with true copy(ies) of all such insurance policies described in SECTION 10(a) above, including any renewal and replacement policy(ies), together with written evidence that the premiums therefor (the "PREMIUMS") have been paid, and such additional information as Landlord or any Fee Mortgagee may reasonably require. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this SECTION 10, and provided further that such policies shall be written on a "per occurrence" basis so as to assure that the amount of insurance required by the provisions of this
SECTION 10 will be available notwithstanding any losses with respect to other property covered by such blanket policies.

          (d) The policies of insurance required under this Lease shall contain an agreement by the insurer that it will not cancel or modify the provisions of such policy relating to Tenant's obligations under this Lease except after thirty (30) days prior written notice to Landlord (and all named Fee Mortgagees and other parties, if any) by certified mail, return receipt requested. Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord (and all named Fee Mortgagees) a certificate evidencing the replacement or renewal thereof.

          (e) Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished by Tenant under this SECTION 10 of this Lease, unless Landlord (and all named Fee Mortgagees), are included therein as insureds, with losses being payable as in this SECTION 10 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord (and all named Fee Mortgagees) duplicate original(s) thereof, or original certificate(s) evidencing the same with true copies thereof, as provided in this Lease.

          (f) Each insurance policy required to be maintained by Tenant under this SECTION 10 shall include a waiver of the insurer's right of subrogation against Landlord (and all named Fee Mortgagees). Tenant hereby releases Landlord and all Landlord Parties, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent that any of the foregoing are covered by the insurance required to be carried hereunder or would have been covered by Tenant's insurance if Tenant had fully carried such insurance required hereunder.

          (g) If Tenant fails to provide, maintain, keep in force or deliver and furnish the certificates of insurance required by this Lease, Landlord upon at least ten (10) Business Days' prior written notice may, but shall not be obligated to, procure such insurance or single-interest insurance for such risks covering Landlord's interest (or the interest of any Fee Mortgagee) and pay the premiums for any such insurance. All sums advanced by Landlord to pay premiums on insurance policies which Tenant is required to maintain hereunder shall be due and payable by Tenant to Landlord within fifteen (15) Business Days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses and shall earn interest from and after the date the same are paid by Landlord, whether or not demand for repayment is then made, at the Default Rate.

          (h) Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure during the term of this Lease to provide and keep in force the insurance required under this Lease to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss to the extent of any deficiency between the insurance required by the provisions of this Lease and the insurance carried by Tenant, together with all costs and expenses incurred by Landlord which Landlord would not have incurred if the required insurance had been maintained by Tenant.

          (i) In no event shall either party shall have any liability under or in connection with this Lease for any consequential or indirect damages suffered by the other party or by any person claiming through such party (except to the extent expressly provided in Section 21(b) hereof).

          (j) Any dispute under this SECTION 10 shall be resolved by arbitration pursuant to SECTION 44 hereof.

          11.  INDEMNIFICATION; NON-LIABILITY.

          (a) Tenant shall, at its sole cost and expense, indemnify, defend and hold harmless Landlord, Landlord's Affiliates, any Fee Mortgagee and their respective members, officers, directors, shareholders, partners, trustees, beneficiaries, agents and employees ("INDEMNIFIED PARTIES") from and against any and all claims, charges, losses and costs (including reasonable out-of-pocket attorneys fees and court costs) by or on behalf of, and any penalties imposed by, any person that may be asserted against any Indemnified Party or the Premises by any third party (collectively, "LOSSES") by reason of any of the following matters: (a) the use, occupancy, operation, maintenance, repairs or management of the Premises by Tenant or any subtenant or other person holding or claiming under or through Tenant, (b) the alteration of any part of the Improvements (other than the performance by Landlord of a Cap Ex Improvement), the installation, alteration or removal of Equipment or the conduct or management of, and the payment for, any work or thing whatsoever done in or about the Premises, by or on behalf of Tenant (or any subtenant or other person holding or claiming through or under Tenant) during the term of this Lease; (c) the condition of the Premises during the term of this Lease; (d) any breach or default on the part of Tenant in the performance of any of Tenant's covenants or obligations under this Lease; (e) the failure to timely pay any Impositions or comply with any

Laws, whether or not Tenant shall be validly contesting the same in accordance with the terms of this Lease; (f) any wilful misconduct or negligence of Tenant, or any of its agents, servants, employees, contractors, invitees or licensees, or of any person holding or claiming through or under Tenant; (g) any accident, injury or damage whatsoever caused to any person or persons or any property damage occurring during the term of this Lease, in or about the Premises, or upon the sidewalks or streets adjacent thereto, or (h) any participation or cooperation or execution of any documents by Landlord requested by Tenant in connection with any activity of Tenant (including with respect to any contest or other proceeding brought by Tenant relating to Impositions or Laws or otherwise). Further, Tenant agrees to indemnify and hold harmless the Indemnified Parties against and from all Losses incurred in connection with any claim, action or proceeding against which the Indemnified Parties are indemnified under this SECTION 11; PROVIDED, HOWEVER, that to the extent any Indemnified Party(ies) bring a claim, action or proceeding under this SECTION 11 against Tenant, and Tenant is the prevailing party in such claim, Tenant shall not be obligated to pay for such Indemnified Party(ies) attorneys' fees incurred thereby in connection with such claim. In case any claim, action or proceeding (a "CLAIM") is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party, such Indemnified Party shall give prompt written notice thereof to Tenant, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party relating to such Claim and shall specifically state that indemnification for such Claim is being sought under this SECTION 11(a); provided, however, that the failure of such Indemnified Party to so notify Tenant shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this SECTION 11(a) if and to the extent Tenant is not prejudiced thereby. Upon receipt of such notice of Claim (together with such documents and information) from such Indemnified Party, Tenant shall, at is sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party. In the alternative, an Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the reasonable expense of Tenant, if (A) such Indemnified Party reasonably determines that the conduct of its defense by Tenant could be prejudicial to its interests, (B) Tenant refuses to defend, or (C) Tenant shall have failed, in Landlord's reasonable judgment, to defend the Claim in good faith. Tenant may settle any Claim against an Indemnified Party without such Indemnified Party's consent, provided (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party under any federal, state or local statute or regulation, whether criminal or civil in nature and (iii) Tenant obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be acceptable to such Indemnified Party, and a dismissal with prejudice of any pending legal action against such Indemnified Party in connection with such Claim. Each Indemnified Party shall reasonably cooperate with Tenant, at Tenant's sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If Tenant refuses to defend any Claim or if, in the reasonable judgment of Landlord, Tenant fails to defend such Claim in good faith and the Indemnified Party in question elects to defend such Claim by counsel of its own choosing, Tenant shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. If an Indemnified Party reasonably determines that the conduct of its defense by Tenant could be materially prejudicial to its interests and the Indemnified Party in question elects to defend such Claim by counsel of its own choosing,

Tenant shall be responsible for any reasonable settlement of such Claim entered into by such Indemnified Party.

          (b) In no event shall either party have any liability for consequential damages resulting from the matters described in this SECTION 11.

          12.  DAMAGE OR DESTRUCTION.

          (a) If the whole or any portion of the Premises is damaged or destroyed by fire or other casualty, then Tenant shall forthwith give notice thereof to Landlord, and unless Tenant shall exercise its termination option in connection with an End of Term Casualty (as hereinafter defined) set forth in
SECTION 12(g) below, Tenant shall, at its cost and expense (subject only to the limitation on Tenant Named Herein's obligation set forth in SECTION 12 (f)(4) with respect to a casualty resulting from a terrorist act), forthwith repair, restore, rebuild or replace the damaged or destroyed Improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by Laws (the repair, restoration, rebuilding and/or replacement work required of Tenant under this
SECTION 12(a) is herein collectively called the "RESTORATION WORK"). The provisions and requirements of SECTION 9 shall apply with respect to the Restoration Work (and the same shall constitute Tenant Changes); without limiting the generality of the foregoing, the same shall be performed in accordance with the Plans and Specifications to the extent required under
SECTION 9.

          (b) The obligation to pay the rent provided for herein and to otherwise perform Tenant's obligations hereunder shall continue unabated by reason of such damage or destruction; that is, there shall be no abatement or diminution of rent or release from any of Tenant's obligations hereunder by reason of such damage or destruction or any insurance proceeds deficiency with respect thereto regardless of the period of time, if any, during which the Premises or any part thereof remain untenantable, any Laws to the contrary notwithstanding.

          (c) Promptly after any damage or destruction to the Premises by fire or other casualty, Tenant shall submit proof of loss statements with the insurance company(ies) under the policies of Casualty Insurance and provide Landlord (and any named Fee Mortgagee) with a copy of all such submitted statements. Landlord (and any named Fee Mortgagee) shall have the right to participate with Tenant in the adjustment, collection and compromise of any and all claims under all policies of Casualty Insurance and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Tenant shall not settle any claim without the prior written approval of Landlord and the Fee Mortgagee, which shall not be unreasonably withheld, delayed or conditioned by Landlord.

          (d) The proceeds of the policies of Casualty Insurance in respect of the damage or destruction in question shall be paid either by the insurance company(ies) to Landlord or to any Fee Mortgagee designated by Landlord for such purpose (in either event, the person being paid such proceeds by the insurance company(ies) is herein called the "CASUALTY DEPOSITARY") in trust in accordance with the following provisions of this SECTION 12. The term "NET CASUALTY INSURANCE PROCEEDS" shall mean the proceeds of the policies of Casualty Insurance, in respect of the damage or destruction in question, which are actually paid by the insurance company(ies), LESS the reasonable out-of-pocket cost to the Casualty Depositary and/or Landlord, as evidenced by reasonable documentation, of recovering, holding and/or paying out such proceeds pursuant to the provisions of this SECTION 12 (including, without limitation, reasonable out-of-pocket attorneys' fees, costs and disbursements and, as applicable, the costs and expenses allocable to policing the requirements of SECTION 12(f)(1) through (5) below, including without limitation the costs and expenses incurred in inspecting the Restoration Work and/or any plans and specifications therefor).

          (e) If the estimated cost of the Restoration Work, as reasonably determined by the Casualty Depositary, shall be $500,000 or less, then the Casualty Depositary shall pay the Net Casualty Insurance Proceeds to Tenant, as trustee, and Tenant shall hold the same in trust to be applied toward the cost of the Restoration Work.

          (f) If the estimated cost of the Restoration Work, as reasonably determined by the Casualty Depositary, shall exceed $500,000, then the Casualty Depositary shall hold the Net Casualty Insurance Proceeds, and disburse the same to Tenant, as reimbursement for the costs of the Restoration Work, from time to time, as the Restoration Work progresses (but not more frequently than monthly), SUBJECT, HOWEVER, in all events, to the following conditions:

               (1) Each request for payment shall be made on ten (10) days prior written notice to the Casualty Depositary and shall be accompanied by a certificate to be made by the architect, engineer or other third party professional supervising the Restoration Work stating (x) that the part of the Restoration Work which has been completed has been performed substantially and in material compliance with the approved plans and specifications, (y) that the amount requested is justly required to reimburse Tenant for payments by Tenant to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration Work (giving a brief description of such services and materials), and that, in the reasonable opinion of such party, when added to all amounts previously paid out by the Casualty Depositary does not exceed the value of the Restoration Work performed to the date of such certificate, and (z) whether or not, in the reasonable opinion of such party, the amount of the Net Casualty Insurance Proceeds remaining in the hands of the Casualty Depositary will be sufficient on completion of the Restoration Work to pay for the same in full (giving in such detail, as the Casualty Depositary may reasonably require, an estimate of the cost of such completion).

               (2) Each request shall be accompanied by waivers of lien for the work covered by the requisition immediately preceding the requisition in question reasonably satisfactory to the Casualty Depositary covering that part of the Restoration Work for which payment or reimbursement is being requested and by a search prepared by a title company or by other evidence satisfactory to the Casualty Depositary that there has not been filed with respect to the Premises any mechanics' or other lien or instrument for the retention of title in respect of any part of the Restoration Work which has not been discharged of record.

               (3) The request for any payment after the Restoration Work has been substantially completed shall be accompanied by a copy of any certificate or certificates required by law to permit the legal occupancy of the Premises.

               (4) If, at any time prior to completion of the Restoration Work, the Casualty Depositary, in its reasonable judgment, shall determine that the Net Casualty Insurance Proceeds it is holding shall be insufficient to pay for the full completion of the Restoration Work, then Tenant shall pay the amount of such deficiency to the Casualty Depositary to be held and applied pursuant to this SECTION 12(f) along with the Net Casualty Insurance Proceeds or shall provide the Casualty Depositary with security for such payment acceptable to such Casualty Depositary; PROVIDED, HOWEVER, that if the casualty in question is caused by a terrorist act or acts, Tenant shall be responsible for the cost of the Restoration Work only up to the limits covered by its Casualty Insurance Policy (or in any separate policy that might become commercially available) against loss or damage by terrorist acts, and Landlord shall be responsible for the remainder of such cost.

          (g) If, during the last two (2) years of (i) the initial term hereof or (ii) either Extension Term, fifty percent (50%) or more of the Premises is damaged or destroyed by fire or other casualty (such casualty, an "END OF TERM CASUALTY"), and prior to the End of Term Casualty (during the initial term hereof or either Extension Term) Tenant shall not have exercised any available Extension Option, then Tenant shall have the option, within fifteen (15) days of the occurrence of the End of Term Casualty, to terminate this Lease by a notice to Landlord (the "TERMINATION NOTICE") specifying such election pursuant to this
SECTION 12(g). Failure to timely deliver the Termination Notice shall be deemed an election by Tenant to perform all Restoration Work with respect to the End of Term Casualty in accordance with this SECTION 12. If Tenant shall have timely delivered the Termination Notice, the term of this Lease shall cease and come to an end on the day that is thirty (30) days following the date of delivery of such notice. Prior to the termination of this Lease pursuant to this SECTION 12(g):

               (i) Tenant shall (a) assign to Landlord (or Fee Mortgagee or such other designee selected by Landlord) all of its rights to receive the proceeds of the policies of Casualty Insurance applicable to the End of Term Casualty and (b) provide a letter from Tenant's insurance carrier (1) consenting to the assignment of such proceeds, (2) acknowledging that Landlord (or its designee) has all rights to collect the proceeds under such policy and (3) representing that there are no defenses to such insurance carrier's obligation to pay any claim to Landlord (or its designee) under such policy;

               (ii) Tenant shall pay to Landlord (or its designee) the amount of any deductible set forth in Tenant's Casualty Insurance policy; and

               (iii) Tenant shall be obligated to pay to Landlord all Base Rent, additional rent and other sums that would have been due and payable by Tenant under this Lease if the End of Term Casualty had not occurred and the term of this Lease would have expired as if it had not been terminated as aforesaid.

          (h) Notwithstanding anything in this SECTION 12 to the contrary, if an Event of Default resulting from non-payment of Base Rent and/or additional rent shall be continuing during any period that the Casualty Depositary is holding any insurance proceeds hereunder, then the Casualty Depositary shall have the right, but not the obligation, to apply the whole or any part of such proceeds to the cure or remedy of such default prior to paying over, holding and/or applying the same in accordance with the provisions of SECTION 12(e) and 12(f) hereof.

          (i) This Lease shall be considered an express agreement governing any case of damage to or destruction of the Improvements or any part thereof by fire or other casualty, and SECTION 227 of the Real Property Law of the State of New York (providing for such a contingency in the absence of express agreement), and any other law of like import now or hereafter in force, shall have application in such case.

          (j) The obligations under this SECTION 12 shall survive the expiration of sooner termination of this Lease.


          13.  CONDEMNATION.

          (a) If at any time during the term of this Lease, all or substantially all of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, then the following provisions shall apply:

               (1) This Lease and the term hereby granted shall terminate and expire on the date of such taking and all Base Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

               (2) The entire award for the taking of the Premises (without reduction therefrom for the value of any leasehold estate of Tenant hereunder or any value attributable to any Tenant Changes to the Improvements) shall be paid either to Landlord or to a Fee Mortgagee designated by Landlord for such purpose (in either event, the "CONDEMNATION DEPOSITARY"), in trust, and shall be retained or paid by Landlord as follows:

                    (A) FIRST, the Condemnation Depositary shall pay the reasonable fees and expenses incurred in collecting the award; and

                    (B) SECOND, the balance of such award (if any) shall be paid to Landlord (and/or to any Fee Mortgagee designated by Landlord for such purpose).

The term "SUBSTANTIALLY ALL OF THE PREMISES" shall be deemed to mean such portion(s) of the Premises as, when so taken, would in Landlord's reasonable judgment leave remaining a balance of the Premises which (due either to the area so taken or the location of the part so taken in relation to the part not so taken) would not (under economic conditions or any Laws), assuming, to the extent feasible, the restoration of the portion of any existing Improvements not taken and the construction of new Improvements on any Land not taken, be capable of either (I) supporting

Tenant's business operations or (II) producing a fair and reasonable return as a rental property. Nothing contained in this SECTION 13 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceeding for the then value of Tenant's trade fixtures and personal property which have been taken, and moving expenses incurred as a result thereof, provided that such claim would not have the effect of reducing the amount of the award to which Landlord would otherwise be entitled.

          (b) If at any time during the term of this Lease less than substantially all of the Premises shall be so taken or condemned, then the following provisions shall apply:

               (1) This Lease and the term hereof shall nevertheless continue, and there shall be no abatement, diminution or reduction in Base Rent, additional rent or any other charges required to be paid by Tenant pursuant to this Lease;

               (2) Tenant, whether or not any condemnation award is sufficient for such purposes, shall proceed diligently to restore the remaining parts of the Premises and the sidewalks and curbs adjacent thereto not so taken so that the same shall be a complete, rentable, self-contained architectural unit in good condition and repair (all such restoration work being herein called the "CONDEMNATION WORK"). The provisions and requirements of SECTION 9 shall apply with respect to the Condemnation Work (and the same shall constitute Tenant Changes hereunder); without limiting the generality of the foregoing, the same shall be performed in accordance with the Plans and Specifications to the extent required under SECTION 9.

               (3) The entire award for the taking of the applicable portion of the Premises shall be paid to a Condemnation Depositary, in trust, and shall be paid by the Condemnation Depositary as follows:

                    (A) FIRST, the Condemnation Depositary shall pay the reasonable fees and expenses incurred in collecting the award;

                    (B) SECOND, the balance of such award, up to the amount reasonably required to perform the Condemnation Work (as determined by a mutually agreeable architect), shall be made available to Tenant to perform the Condemnation Work, subject to and in accordance with the provisions of SECTION 13(b)(4) below (such portion of the award being herein called the "CONDEMNATION WORK PROCEEDS");

                    (C) THIRD, the balance of such award shall be paid to Landlord (and/or any Fee Mortgagees designated by Landlord for such purpose), up to an amount equal to the fair market value of Landlord's Fee Estate as to the portion of the Premises taken.

               (4) The Condemnation Work Proceeds shall be held and/or disbursed by the Condemnation Depositary in accordance with the following provisions of this SECTION 13(b)(4). The term "NET CONDEMNATION WORK PROCEEDS" shall mean the proceeds of such award which are actually paid by the taking authority to the Condemnation

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

     Depositary, LESS the reasonable and customary cost to the Condemnation Depositary and/or Landlord, as evidenced by reasonably detailed bills, invoices and other records, of holding and/or paying out such proceeds pursuant to the provisions of this SECTION 13(b)(4) (including, without limitation, reasonable attorneys' fees, costs and disbursements and, as applicable, the costs and expenses allocable to policing the requirements of SECTION 13(b)(4)(B) below, including without limitation costs and expenses incurred in inspecting the Condemnation Work and/or any plans and specifications therefor). The Net Condemnation Work Proceeds shall be held and/or disbursed as follows:

                    (A) If the estimated cost of the Condemnation Work, as determined by a mutually agreeable architect, shall be $500,000 or less, then the Condemnation Depositary shall pay the Net Condemnation Work Proceeds to Tenant, and Tenant shall hold the same in trust to be applied toward the cost of the Condemnation Work.

                    (B) If the estimated cost of the Condemnation Work, as reasonably determined by a mutually agreeable architect, shall exceed $500,000, then the Condemnation Depositary shall disburse the Net Condemnation Work Proceeds to Tenant, as reimbursement for the costs of the Condemnation Work, from time to time, as the Condemnation Work progresses (but not more frequently than monthly), SUBJECT, HOWEVER, in all events, to the following conditions set forth in SECTION 12(f)(1) through (5), applied MUTATIS MUTANDIS, to the Condemnation Work and the Condemnation Depositary.

          (c) If the temporary use of the whole or any part of the Premises shall be taken at any time during the term of this Lease for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord. Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property, and for the cost of any Condemnation Work required to be performed by Tenant pursuant to subsection (c) hereof and for moving expenses. Except as hereinafter set forth, this Lease shall be and remain unaffected by any such taking and Tenant and Landlord shall each continue to be responsible for all of its respective obligations hereunder insofar as such obligations are not affected by such taking and Tenant shall continue to pay in full the Base Rent and additional rent due hereunder. If all of the Premises shall be taken and the period of temporary use or occupancy shall extend beyond the expiration date, this Lease shall terminate as of the date of such taking, and Landlord shall be entitled to the entire award which represents compensation for the use and occupancy of the Premises. If less than all of the Premises shall be so taken and the period of temporary use or occupancy shall extend beyond the expiration date, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such expiration date (as same may have been extended or accelerated) and Landlord shall receive so much thereof as represents the period after such expiration date (as same may have been extended or accelerated). All monies payable to Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rent has been paid shall be received, held in a interest-bearing account and applied by Landlord as a trust fund for payment of the rent becoming due hereunder.

          (d) In any and all proceedings pursuant to which the Premises or any part thereof, or the temporary use of the whole or any part thereof, shall be so taken or condemned, Landlord and Tenant shall be entitled solely to the amounts, if any, payable to them pursuant to the provisions of this SECTION 13. In each such proceeding, Landlord and Tenant agree to execute any and all documents that may be required to facilitate collection of the award(s) in such proceeding.

          (e) Notwithstanding anything herein to the contrary, if an Event of Default resulting from non-payment of Base Rent and/or additional rent shall be continuing during any period that the Condemnation Depositary is holding any proceeds of any condemnation award hereunder, then the Condemnation Depositary shall have the right, but not the obligation, to apply the whole or any part of such proceeds to the cure or remedy of such default prior to paying over, holding and/or applying the same in accordance with the provisions of SECTION 13(a) and 13(b) hereof.

          14.  EQUIPMENT.

          (a) The Equipment, as herein provided, shall be deemed part of the "Improvements", and, as such, may not be removed by Tenant during the term of this Lease except as part of Tenant Changes pursuant to SECTION 9 hereof. As used herein, the term "EQUIPMENT" shall mean any item of property (other than any property constituting Excluded Property) now or hereafter installed in or on the Premises that is an integral part of the Improvements, including, without limiting the generality of the foregoing, heating, base building security systems, ventilating, and air-conditioning plants and systems, electrical and plumbing fixtures and systems and other like equipment and fixtures, if any (including, without limitation, all machinery, engines, dynamos, boilers, elevators, elevator shafts, radiators, air conditioning compressors, sprinkler equipment, electrical equipment, ducts, fire protection equipment, pipes, conduits and fittings and any other systems servicing or furnishing utilities to the Improvements at any time now or hereafter erected, constructed, affixed or attached to or placed in or placed upon the Land or the Improvements, and any and all alterations, renewals and replacements thereof, additions thereto and substitutes therefor).

          15.  SUBORDINATION AND NONDISTURBANCE.

          (a) For purposes of this Lease, the following definitions shall apply:

               "MORTGAGE" shall mean any mortgage or deed of trust held by an Institutional Lender which may now or hereafter affect Landlord's fee estate in the Land and/or the Improvements, or any part of either (whether or not such mortgage or deed of trust shall also cover other properties), and shall include each and every advance made or hereafter to be made under such mortgage or deed of trust, and to each and every renewal, modification, replacement or extension of such mortgage or deed of trust and any spreader or consolidation of such mortgage or deed of trust, and "FEE MORTGAGEE" shall mean any holder of any Mortgage.

          (b) Subject to the provisions of SECTION 15(f) below and the delivery to Tenant of a Non-Disturbance Agreement as provided therein (so long as Tenant complies with its obligations therein), this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all Mortgages. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or a Fee Mortgagee may reasonably request to evidence such subordination.

          (c) If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (I) until it has given written notice of such act or omission to Landlord and each Fee Mortgagee whose name and address shall previously have been furnished to Tenant, and (II) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Fee Mortgagee shall have become entitled under such Mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), provided such Fee Mortgagee within thirty (30) days following Tenant's notice shall give Tenant notice of its intention to, and with due diligence commence and continue to, remedy such act or omission.

          (d) If any Fee Mortgagee, or any designee of any Fee Mortgagee or any other person, shall succeed to the rights of Landlord under this Lease through a possession or foreclosure action or delivery of a deed in lieu of foreclosure or other exercise of such Fee Mortgagee's remedies, then at the request of such party so succeeding to Landlord's rights (herein called "SUCCESSOR LANDLORD"), and upon such Successor Landlord's written agreement to accept Tenant's attornment pursuant to a Non-Disturbance Agreement (as hereinafter defined), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.

          (e) If any Fee Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall reasonably require, provided that such modification(s) do not affect, except to a DE MINIMIS extent, any of Tenant's rights or obligations under this Lease.

          (f) (1) Notwithstanding the foregoing provisions of SECTION 15(b), this Lease shall not be subject and subordinate to any Mortgage unless and until Landlord shall have obtained for Tenant a Non-Disturbance Agreement from the Fee Mortgagee under such Mortgage. As used herein, the term "NON-DISTURBANCE AGREEMENT" shall mean an agreement by the holder of such Mortgage duly executed and in statutory form for recordation and otherwise substantially in the form annexed hereto and made a part hereof as SCHEDULE D.

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

               (2) Notwithstanding the foregoing provisions of SECTION 15(f)(1) above, a Non-Disturbance Agreement shall be deemed to have been obtained for Tenant if either (i) Landlord shall have delivered to Tenant a form of Non-Disturbance Agreement (meeting the criteria set forth above in the definition of the same) executed by the Fee Mortgagee under such Mortgage, or
(ii) (x) Landlord shall have delivered to Tenant, for execution by Tenant, a form of Non-Disturbance Agreement (meeting the criteria set forth above in the definition of the same) which is not yet executed by the Fee Mortgagee under such Mortgage, and (y) Tenant shall fail to execute such form and re-deliver the same back to Landlord within ten (10) days after the delivery thereof to Tenant.

          16.  QUIET ENJOYMENT.

          Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly have, hold and enjoy the Premises during the term of this Lease, subject, however, to all the terms of this Lease. The preceding sentence notwithstanding, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make any deduction from or offset against any rent or any other sum payable under this Lease, or to fail to perform any other obligations of Tenant hereunder.

          17.  ASSIGNMENT AND SUBLETTING.

          (a) Subject to the further provisions of this SECTION 17, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, licensed, used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior written consent of Landlord. The dissolution or direct or indirect transfer of control of Tenant (however accomplished, including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, transfer of stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this SECTION 17 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange (including, without limitation, in connection with a public offering). An agreement under which another person or entity becomes responsible for all or a portion of Tenant's obligations under this Lease shall be deemed an assignment of this Lease. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease except as expressly provided in SECTION 17(n) below or of the obligation to obtain Landlord's prior consent to any further assignment, other

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

transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this SECTION 17 shall be null and void.

          (b) (1) Notwithstanding SECTION 17(a), Landlord's prior written consent shall not be required in the case of a proposed assignment to (i) an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant's assets or of a controlling interest in Guarantor (such controlling interest to be purchased for the purpose of continuing the Sotheby's business and for utilizing the Improvements as a first-class auction house); PROVIDED, in the case of both CLAUSE (i) and CLAUSE (ii), that (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument reasonably satisfactory to Landlord all of Tenant's obligations under this Lease, and (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease.

               (2) Notwithstanding SECTION 17(a), without the consent of Landlord, Tenant may assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant; PROVIDED that (i) Landlord shall have received a notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease and (B) the assignee assumes by written instrument reasonably satisfactory to Landlord all of Tenant's obligations under this Lease. "AFFILIATE" means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. "CONTROL" (and with correlative meaning, "controlled by" and "under common control with") means ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.

          (c) Notwithstanding SECTION 17(a), so long as Tenant shall satisfy the Occupancy Requirement, Tenant shall have the right without the consent of Landlord, subject to all of the applicable terms and conditions of this Lease, to permit any temporary use or occupancy of space in the Premises only by persons who have a specific business arrangement with Tenant or a Tenant Party (such persons who shall be permitted to occupy portions of the Premises pursuant to this SECTION 17(c) being referred to individually as a "PERMITTED OCCUPANT", or collectively as the "PERMITTED OCCUPANTS"), provided that (i) no demising walls shall be or shall be required by any Laws to be erected in the Premises separating the space used by a Permitted Occupant from the remainder of the Premises, (ii) there shall be no separate identification of any Permitted Occupant in the lobby or any entrance to the Premises, (iii) Tenant shall ensure that the Permitted Occupants use the Premises in conformity with and comply with all applicable provisions of this Lease, (iv) in no event shall the use of any portion of the Premises by any Permitted Occupant create or be deemed to create any right, title or interest of the Permitted Occupant in or to the Premises,
(v) such arrangement will terminate automatically upon the termination of this Lease, (vi) Tenant shall receive no rent, payment or other consideration in connection with the occupancy by a Permitted Occupant in excess of the pro rata portion of the Base Rent, Impositions, additional rent and operating expenses attributable to such space plus reasonable out-of-pocket expenses for any services rendered by Tenant and (vii) to the extent any Tenant Party is a subtenant or sub-subtenant of Tenant at the Premises, such subtenants' or sub-subtenants' Permitted Occupants shall only be permitted to

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

occupy an amount of space that is no greater than ten percent (10%) of such subleased premises. At least five (5) days prior to a Permitted Occupant taking occupancy of a portion of the Premises, Tenant shall give notice to Landlord advising Landlord of (x) the character and nature of the business to be conducted by such Permitted Occupant, (y) the rentable square footage to be occupied by such Permitted Occupant, and (z) the duration of such occupancy together with a copy of any executed license or occupancy agreement between Tenant and such Permitted Occupant. Within fifteen (15) days after request by Landlord, Tenant shall provide Landlord with a list of the names of all Permitted Occupants then occupying any portion of the Premises.

          (d) If Tenant desires (other than in accordance with SECTIONS 17(b) or 17(c)) to assign this Lease or sublet all or any portion of the Premises, Tenant shall give to Landlord notice ("TENANT'S PROPOSAL") thereof, specifying
(i) in the case of a proposed subletting pursuant to this SECTION 17(d), the location of the space to be sublet and the term of the subletting of such space,
(ii) (A) in the case of a proposed assignment, Tenant's good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant's good faith offer of the fixed annual rent which Tenant desires to receive for such proposed subletting and (iii) the proposed assignment or sublease commencement date.

          (e) If the proposed transaction is (x) an assignment of this Lease or a sublet of all or substantially all of the Premises for a term of five (5) years or more or (y) a sublet of any portion of the Premises for a sublease term which runs for all or substantially all of the remainder of the Term, (either of (x) or (y) is a "RECAPTURE TRANSACTION") Tenant's Proposal shall be deemed an offer from Tenant to Landlord (a "RECAPTURE OFFER") whereby Landlord (or Landlord's designee) may, at Landlord's option, (i) terminate and release Tenant (it being understood that such release shall be solely with respect to any obligations or liability of Tenant accruing on or after the date of such termination) under this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises or a sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises) or (ii) terminate and release Tenant (it being understood that such release shall be solely with respect to any obligations or liability of Tenant accruing on or after the date of such termination) under this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises). Notwithstanding the preceding sentence, in the event that Tenant shall satisfy the Recapture Occupancy Requirement (as hereinafter defined), Tenant's Proposal shall not be deemed to be a Recapture Offer and the rights of Landlord set forth in clauses (i) and (ii) above shall not apply. Said option may be exercised by Landlord by notice to Tenant within thirty (30) days after a Tenant's Proposal, together with all information required pursuant to this SECTION 17, has been given by Tenant to Landlord.

          (f) If Landlord exercises its option under SECTION 17(e) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant's Proposal and all Base Rent, additional rent and other sums payable to Landlord shall be paid and apportioned to such date.

          (g) If Landlord exercises its option under SECTION 17(e) to terminate this Lease with respect to the space covered by a proposed sublease, then (i) this Lease shall terminate with respect to such part of the Premises on the effective date of the proposed sublease; (ii) from and after such date the Base Rent and any additional rent and other costs payable herewith (collectively defined Rent) by Tenant shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises and (iii) Tenant shall pay to Landlord, within twenty (20) days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses, the reasonable out-of-pocket costs and expenses incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise.

          (h) If Landlord exercises its option under SECTION 17(e) to terminate this Lease with respect to the space covered by a proposed sublease, so long as Tenant Named Herein satisfies the Occupancy Requirement, any new lease that Landlord may enter into with respect to such terminated space shall provide that the tenant under such lease (1) shall not be a Direct Competitor (as hereinafter defined) of Tenant and (2) shall not be permitted to use all or any portion of the premises therein demised for a Prohibited Use.

          (i) In the case of a Recapture Transaction, Tenant shall not sublet any space to a third party at a rental which is less (on a per rentable square foot basis) than the rental (on a per rentable square foot basis) specified in Tenant's Proposal with respect to such space, without complying once again with all of the provisions of SECTIONS 17(d),(e),(f),(g),(i), AND (j) and re-offering such space to Landlord at such lower rental. In the case of a proposed assignment, Tenant shall not assign this Lease to a third party where Tenant pays greater consideration or grants a greater concession to such third party for such assignment then the consideration offered to be paid or concession offered to be granted to Landlord in Tenant's Proposal without complying once again with all of the provisions of SECTIONS 17(d),(e),(f),(g),(i), AND (j) and re-offering to assign this Lease to Landlord and pay such consideration or grant such concession to Landlord.

          (j) If Tenant delivers to Landlord a Tenant's Proposal with respect to any Recapture Transaction and Landlord does not timely exercise its option to terminate the same under SECTION 17(e), if Tenant thereafter desires to assign this Lease or sublet the space specified in Tenant's Proposal, or if Tenant desires to sublease a portion of the Premises which sublease does not constitute a Recapture Transaction (expressly excluding in accordance with SECTIONS 17(b), 17(c), and 17(t)), in all such cases, Tenant shall notify Landlord (a "TRANSFER NOTICE") of such desire, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and all related agreements, the effective date of which shall be conditioned upon Landlord's consent pursuant to this Lease,
(ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statement and (iv) such other information as Landlord may reasonably request, and Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld, delayed or conditioned (and shall be deemed given if Landlord shall fail to respond to such Transfer Notice within fifteen (15) Business Days of Tenant's delivery of a Transfer Notice making specific reference to such deemed consent under this SECTION 17(j)), provided, that:

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

               (A) In Landlord's reasonable judgment the proposed assignee or subtenant will use the Premises in a manner that (x) is in keeping with the First Class Standard, (y) is limited to the use expressly permitted under this Lease with respect to the space in question (provided, that Landlord shall comply with SECTION 6(a) with respect to any proposed subtenant or assignee) and
(z) will not be used for any Prohibited Use;

               (B) The proposed assignee or subtenant is, in Landlord's reasonable judgment, a reputable person or entity of good character and with sufficient financial worth (or is ready, willing and able to post sufficient security, a letter of credit or a guaranty) considering the responsibility involved;

               (C) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this
SECTION 17;

               (D) In connection with any sublease entered into by Tenant, the term of which runs during (I) any portion of the last five (5) years of the Initial Term or (II) any Extension Term, the aggregate rent to be paid by the proposed subtenant is not less than the greater of (x) the fair rental value of the sublet space as sublet space or (y) 90% of the fair rental value of the sublet space if such space were being leased directly by Landlord;

               (E) Tenant shall reimburse Landlord within twenty (20) days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

               (F) No material non-monetary Event of Default or monetary Event of Default in excess of $25,000 shall be continuing at the time (x) that Tenant's Proposal was delivered to Landlord or (y) on the date of the proposed assignment or subletting, as the case may be.

          (k) If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 60 days after the giving of such consent, then Tenant shall again comply with this SECTION 17 before assigning this Lease or subletting all or part of the Premises.

          (l) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of SECTION 17(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant or Guarantor from the performance of Tenant's and Guarantor's obligations under this Lease and the Guarantor (as applicable).

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

          (m) No assignment or transfer shall be effective until the assignee delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes Tenant's obligations under this Lease.

          (n) (1) Subject to SECTIONS 17(n)(2) and 17(n)(3), notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Base Rent or additional rent by Landlord from an assignee, transferee, or any other party, Tenant and Guarantor, jointly and severally, shall remain fully liable for the payment of the Rent and the performance of all of Tenant's and Guarantor's other obligations under this Lease and the Guaranty (as applicable). The joint and several liability of Tenant and Guarantor and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease (except that no modification or amendment insofar as it increases the obligations of the then Tenant hereunder shall be binding on such prior Tenant or Guarantor).

               (2) Notwithstanding SECTION 17(n)(1), following an assignment otherwise permitted under this SECTION 17, the joint and several liability of Tenant Named Herein and Guarantor for the obligations under this Lease shall be released (solely to the extent such obligations accrue on or after the date of such assignment) only after each of the following conditions have been satisfied and any attempted release which is not in compliance with the following provisions shall be deemed null and void and of no force or effect:

               (i) such proposed assignee and/or substitute guarantor, as the case may be, shall have a credit rating of at least BBB- (as rated by Standard & Poors (or the equivalent rating issued by Moody's, the National Association of Insurance Companies or such other rating agency reasonably acceptable to Landlord and Fee Mortgagee (collectively, the "RATING AGENCIES")) on the date of such assignment and following such assignment date maintains a credit rating of at least BBB- for a continuous twelve (12) month period;

               (ii) Landlord shall have received confirmation in writing from a Rating Agency that rates the securitization pool of which the Mortgage is a part that Guarantor's release and such subsequent assignee or guarantor's assumption of the obligations under the Lease shall not result, in and of itself, in a downgrade, withdrawal or qualification of any rating then assigned to such securitization pool;

               (iii) such proposed assignee and/or substitute guarantor shall
(1) assume full liability for the payment of Base Rent, additional rent, Impositions and the performance of all of Tenant's and Guarantor's other obligations under this Lease and the Guaranty accruing on or after the date of such assignment, (2) agree to perform and observe, from and after the effective date of such assignment, all of the terms, covenants and conditions of this Lease (and/or the substitute guaranty, as applicable) to be observed and performed by such assignee or substitute guarantor from and after the effective date of such assignment and (3) be bound by all of the other provisions of this Lease (and/or substitute guaranty);

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

               (iv) in the case of a substitute guarantor seeking such assumption, such substitute guarantor shall deliver a substitute guaranty substantially in the form of the Guaranty;

               (v) the assignee and/or substitute guarantor is, in the reasonable determination of Landlord and Fee Mortgagee, a reputable person of good character and business dealings;

               (vi) the foregoing release of Tenant Named Herein and Guarantor and the subsequent assumption and agreement by such assignee and/or substitute guarantor shall be effectuated pursuant to an instrument or instruments duly executed by Tenant Named Herein and/or Guarantor, such assignee and/or substitute guarantor, and Landlord;

               (vii) Tenant Named Herein shall deliver certified financial statements for the proposed assignee and/or substitute guarantor prepared in accordance with generally acceptable accounting principles consistently applied ("GAAP") for the two (2) full years prior to proposed assignment (or, if such information is not available, such other information that any Fee Mortgagee may reasonably request, PROVIDED that such information shall, at such proposed assignee and/or substitute guarantor's request, be subject to a confidentiality agreement); and

               (viii) the assignee and/or substitute guarantor shall deliver organizational documents, certificates or other instruments reasonably requested by Landlord and Fee Mortgagee evidencing the direct and indirect ownership interests of such assignee and/or substitute guarantor.

               (3) Following the release of Tenant Named Herein and Guarantor, any future Tenant and/or guarantor shall only be released from its obligations under this Lease and the guaranty after (A) any such future proposed assignee and/or substitute guarantor shall have fully complied with all the conditions precedent set forth in SECTION 17(n)(2) and (B) the immediately succeeding Tenant and/or substitute guarantor shall have on the date of assignment a credit rating (given by a Rating Agency) equal to or better than the credit rating of the "released" Tenant and/or guarantor on such assignment date and following such assignment date shall maintain such equal or better credit rating for a continuous twelve (12) month period.

          (o)  Each subletting by Tenant shall be subject to the following:

               (i) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the expiration or sooner termination of this Lease;

               (ii) No subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that
(x) Landlord and any Fee Mortgagee are additional insureds under the insurance policies required to be maintained by occupants of the Premises pursuant to
SECTION 10, and (y) there is in full force and effect, the insurance otherwise required by SECTION 10; and

               (iii) Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease.

          (p) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with all of the terms and conditions of this SECTION 17 (including, without limitation, Landlord's consent rights), which for purposes of this SECTION 17(p) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

          (q) No Tenant other than a Tenant meeting the Occupancy Requirement may publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed provided that in any event such advertising shall be done in a first class manner and in no event shall the rental rate or any description thereof be publicly advertised.

          (r) Upon any subletting of all or any part of the Premises (excluding any subletting pursuant to SECTION 17(b) or SECTION 17(t)), from and after the date on which Tenant shall recoup the full amount of Tenant's Sublease Expenses, Tenant shall pay to Landlord as additional rent hereunder, in monthly installments, as and when received from the subtenant thereunder, 50% of the Sublease Consideration received by Tenant for such subletting. "SUBLEASE CONSIDERATION" shall mean the amount by which the aggregate of the amounts payable on account of fixed and additional rent under a sublease of any part of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant's Basic Cost therefor at the time in question. Tenant shall deliver to Landlord within fifteen (15) Business Days of Landlord's written request made within (x) sixty (60) Business Days after the end of each calendar year or (y) within sixty (60) Business Days after the expiration or earlier termination of this Lease, a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. "TENANT'S BASIC COST" for sublet space at any time means the sum of the portion of the Base Rent, Impositions, additional rent and operating expenses incurred and paid by Tenant with respect to the Premises that are properly attributable to the sublet space. "TENANT'S SUBLEASE EXPENSES" shall mean the costs and expenses of Tenant actually incurred in connection with the specific sublease in question (which would not otherwise be payable but for such sublease): including, without limitation (i) out-of-pocket brokerage commissions; (ii) out-of-pocket attorneys' fees and disbursements and advertising fees; (iii) out-of-pocket cost of improvements or alterations made by Tenant for the purpose of preparing such part of the Premises specifically for such subtenant; (iv) the unamortized and unreimbursed cost of any Tenant Changes or Tenant's Property sold or leased to and used by such subtenant; (v) the amount of rent concessions given by Tenant to such subtenant; (vi) any moving expenses of the subtenant paid for by Tenant; (vii) any sums paid in connection with obtaining Landlord's consent to such sublease under this SECTION 17; (viii) the amount of rental attributable to the period (if any) commencing on the day that such portion of the Premises is unused by Tenant and not sublet and continuing until the day immediately preceding the rent commencement date of the sublease; (ix) any other reasonable tenant inducement costs incurred by Tenant; and (x) any payments required to be, and actually made, by Tenant in connection with such sublease pursuant to any real property transfer tax of the United States or the State of New York. "OTHER SUBLEASE CONSIDERATION" means all sums paid over and above fixed and additional rent paid by such subtenant for the furnishing of services by Tenant and the sale or rental of Tenant's Property less, in either case, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns (or if such property is leased rather than owned by Tenant less any rentals that may be due to the third party lessor thereof).

          (s) Upon any assignment of this Lease (excluding any assignment pursuant to SECTION 17(b), from and after the date on which Tenant shall recoup the full amount of Tenant's Assignment Cost, Tenant shall pay to Landlord as additional rent hereunder, as and when received from the assignee thereunder, 50% of the Assignment Consideration received by Tenant for such assignment. "ASSIGNMENT CONSIDERATION" means an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns (or if such property is leased rather than owned by Tenant less any rentals that may be due to the third party lessor thereof)). "TENANT'S ASSIGNMENT COST" shall mean the costs and expenses of Tenant actually incurred in connection with the specific sublease in question (which would not otherwise be payable but for such assignment) including, without limitation (i) the out-of-pocket expenses of Tenant incurred in connection with such assignment including, without limitation, brokerage commissions and attorney's fees and disbursements and advertising fees; (ii) the out-of-pocket cost of improvements or alterations made by Tenant for the purpose of preparing the Premises for such assignee;
(iii) the unamortized and unreimbursed cost of any Tenant Changes or Tenant's Property sold or leased to and used by such assignee; (iv) the amount of rent concessions given by Tenant to such assignee; (v) any moving expenses of the assignee paid for by Tenant; (vii) any sums paid in connection with obtaining Landlord's consent under this SECTION 17; (viii) the amount of rental attributable to the period (if any) commencing on the day that such portion of the Premises is unused by Tenant and not assigned and continuing until the day immediately preceding the rent commencement date of the assignment; and (ix) any other reasonable tenant inducement costs incurred by Tenant; and (x) any payments required to be, and actually made, by Tenant incurred in connection with such assignment pursuant to any real property transfer tax of the United States or the State of New York.

          (t) It is hereby expressly acknowledged and agreed that Landlord's consent shall not be required in connection with the conversion of the Existing Leases into subleases between Tenant, as sublandlord, and the tenant under each Existing Lease, as subtenant. "EXISTING LEASES" shall mean the leases entered into by Landlord's predecessor-in-interest listed on Exhibit B annexed hereto and made a part hereof. In addition, the profit-sharing provisions of SECTION 17(r) shall not apply to such Existing Leases.

          (u) Subject to the last sentence of this SECTION 17(u), without limiting any other provisions of this SECTION 17, Tenant shall have the right, without being required to obtain the consent of Landlord, to enter into an agreement with the New York City Industrial Development Agency (the "IDA") pursuant to which Tenant may sublease from time to time (including any interim sublease) all or any portion of the Premises to the IDA (the "IDA SUBLEASE"), and the IDA shall sub-sublease such portion of the Premises to Tenant (the "IDA SUB-SUBLEASE"); provided that: (i) the IDA Sublease shall be entered into simultaneously with the entering into of the IDA Sub-sublease and shall have a scheduled expiration date no later than one day prior to the scheduled expiration date of this Lease and shall terminate automatically upon the earlier termination of this Lease with respect to the portion of the Premises demised thereby; (ii) the IDA Sublease and the IDA Sub-sublease (collectively, the "IDA SUBLEASE DOCUMENTATION") shall be entered into for the sole purpose of implementing a sales tax exemption and other governmental economic incentives package for Tenant, as the case may be; (iii) the IDA Sublease Documentation shall grant no right of occupancy to any party other than Tenant (provided, however, that the foregoing shall not be deemed to limit Tenant's rights under this SECTION 17); (iv) the IDA Sublease Documentation shall not release Tenant from any liability or obligation of Tenant under this Lease, (v) the IDA Sublease Documentation shall not impose any additional obligation or liability on Landlord or decrease any of the term hereof, but shall not relieve Landlord from Landlord's obligations under this Lease; (vi) Tenant shall comply with, and the IDA Sublease Documentation shall be in compliance with, the provisions of this SECTION 17; (vii) Tenant shall indemnify, defend and save and hold Landlord and any Landlord Party harmless from and against any and all losses, costs, demands, liabilities and expenses (including reasonable attorneys' fees and disbursements) which Landlord may incur arising out of or in connection with the IDA Sublease Documentation; (viii) Tenant, as sub-subtenant under the IDA Sub-sublease, shall be entitled to exercise all of Tenant's rights under this Lease, as if the IDA Sublease Documentation had not been executed; and (ix) Landlord shall consent to the form and substance of the IDA Sublease Documentation and all ancillary agreements thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of clause (vii) of the immediately preceding sentence, if Landlord shall incur any reasonable out-of-pocket cost or expense in connection with the IDA Sublease Documentation, Tenant shall reimburse Landlord for such reasonable out-of-pocket costs or expenses, as additional rent within twenty (20) Business Days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses. Notwithstanding anything to the contrary set forth herein, the rights created pursuant to this SECTION 17(u) shall only benefit Tenant and any assignees of Tenant, and expressly exclude any subtenants of Tenant or any assignees.

          (v) Notwithstanding the above provisions of this ARTICLE 17, subject to the terms of this SECTION 17(v), Landlord shall not unreasonably withhold, condition or delay its consent to entering into a subordination, non-disturbance and attornment agreement (a "SUBTENANT SNDA") with any Major Subtenant identified by Tenant Named Herein so long as the Subtenant SNDA shall be in a form reasonably satisfactory to Landlord (taking into account the same criteria set forth in SECTION 17(j) above (other than SECTION 17(J)(D))) and on reasonable

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

market terms with a reasonable market rent. The term "MAJOR SUBTENANT" as used herein shall mean either of the following:

               (A) any subtenant whose sublease provides for occupancy of a minimum of (i) two (2) contiguous floors of the Premises (the lowest of such floors being the 1st Floor Portion (as hereinafter defined) of the Premises), or
(ii) if a Major Subtenant meeting the criteria set forth in the preceding clause
(i) shall then be in occupancy, any subtenant whose sublease provides for occupancy of two (2) or more floors contiguous to the floors occupied by the Major Subtenant meeting the criteria set forth in the preceding clause (i), PROVIDED that the sublease term with respect to such occupancy may not extend beyond the term of the sublease with respect to the sublease entered into by the Major Subtenant meeting the criteria set forth in the preceding clause (i); or

               (B) any subtenant whose sublease provides for occupancy of a minimum of (i) three (3) contiguous floors of the Premises, if such occupant or Tenant (on such occupant's behalf) shall have installed a street entrance to the Premises serving such subleased premises which is located in an area of the Premises that is separate and distinct from the then main street entrance to the Premises (a "SEPARATE STREET ENTRANCE"), or (ii) if a Major Subtenant meeting the criteria set forth in the preceding clause (i) shall then be in occupancy, any subtenant whose sublease provides for occupancy of two (2) or more floors contiguous to the floors occupied by the Major Subtenant meeting the criteria set forth in the preceding clause (i), PROVIDED that such occupant shall either have access through the Separate Street Entrance accessed by the Major Subtenant meeting the criteria set forth in the preceding clause (i) or such occupant (or Tenant on such occupant's behalf) shall have installed an additional Separate Street Entrance, and FURTHER PROVIDED that the sublease term with respect to such occupancy may not extend beyond the term of the sublease with respect to the sublease entered into by the Major Subtenant meeting the criteria set forth in the preceding clause (i).

Notwithstanding the provisions of this SECTION 17(v), Landlord shall not be required to deliver a Subtenant Non-Disturbance Agreement with respect to any subtenant of a Tenant other than a Major Subtenant of Tenant Named Herein or other sub-subtenants or any other immediate or remote undertenants.

          (w) Any dispute under this SECTION 17 shall be resolved by arbitration pursuant to SECTION 44 hereof.

          18.  ENTRY BY LANDLORD; RIGHT OF LANDLORD TO PERFORM TENANT'S
COVENANTS.

          (a) Landlord, and persons authorized by Landlord, shall have the right to enter the Premises accompanied by a representative of Tenant at all reasonable times, after reasonable notice, for the purposes of:

               (i) inspecting the conditions of same, and making such repairs, alterations, additions, or improvements thereto as may be necessary or desirable if Tenant fails to do so as required hereunder (but Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions, or improvements); and

               (ii) exhibiting the same to persons who may wish to purchase or lease the same, and, during the last twenty-four (24) months of the term of this Lease, placing a notice of reasonable size on the Premises offering the same or any part thereof for sale or for rent.

          (b) If Tenant shall fail to make any payment or perform any act required to be made or performed by Tenant hereunder, Landlord may (but shall be under no obligation to) without waiving or releasing any obligation or default:

               (i) in case of emergency, reasonably foreseeable or actual criminal liability, or if, in Landlord's reasonable judgment, complying with the notice and cure provisions set forth in SECTION 18(b)(ii) below will have an imminent material adverse effect on the Improvements or will cause injury to third parties on or near the Premises,

               (ii) if such failure is under any provision of this Lease (including this SECTION 18), if Landlord shall give written notice to Tenant referring to this SECTION 18(b) and specifying such failure and requiring it to be remedied and Tenant shall not remedy such failure within five (5) Business Days after the giving of such notice (or diligently commence to remedy any such failure which is not susceptible of being cured within such five (5) Business Day period);

make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Premises or any part thereof for such purpose and take all such action thereon as, in the reasonable opinion of Landlord, may be necessary or appropriate therefor. All payments so made by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the Interest Rate, shall be paid by Tenant to Landlord within twenty (20) Business Days after Tenant's receipt of Landlord's demand therefor referring to this SECTION 34 and accompanied by reasonable documentation supporting the amount of any such costs and expenses.

          (c) Tenant shall have the right to designate, by written notice to Landlord, certain areas ("SECURE AREAS") within the Premises (including, without limitation, any area containing valuables (such as artwork), a safe or Tenant's main computer room, telephone equipment room or closet) as secure areas, to which Landlord shall not have access unless accompanied at all times by a representative of Tenant, except in the case of an emergency, as determined in Landlord's reasonable judgment. Tenant agrees to cooperate with Landlord with respect to making a representative of Tenant available to Landlord during any access required or permitted hereunder. If, in connection with any reasonable request by Landlord to gain access to a particular Secure Area accompanied by a representative of Tenant, Tenant does not provide such reasonably requested access to Landlord after Landlord's second (2nd) such request, then Landlord shall be able to access such Secure Area at any reasonable time during business hours for the purposes stated in such request.

          (d) Any dispute under this SECTION 18 shall be resolved by arbitration pursuant to SECTION 44 hereof.

          19.  TENANT'S DEFAULT.

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

          (a) EVENTS OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT":

               (1) If Tenant shall default in the payment of any Base Rent, additional rent or other amount payable hereunder, and such default shall continue, in the case of Base Rent for five (5) days, and in the case of additional rent or other amounts, for ten (10) days, after written notice thereof from Landlord;

               (2)  If there shall occur a default under the provisions of
     SECTION 17 of this Lease, and such default shall continue for ten (10) Business Days after written notice thereof from Landlord;

               (3) If Tenant shall fail to maintain any insurance required to be maintained under SECTION 10 and such failure shall continue for five (5) Business Days after written notice of such default is given to Tenant (provided that Landlord shall be entitled to deliver any such notice at any time after receiving notice from any insurance carrier that any insurance required to be maintained under this Lease is being cancelled);

               (4) If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default described in SECTION 19(a)(1), (2) OR (3) above) and such default shall continue and not be remedied as soon as practicable and in any event within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty (20) days, if Tenant shall not
     (x) within such 20-day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (y) duly commence within such 20-day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default, and (z) complete such remedy within a reasonable time after the date of such notice of Landlord;

               (5) If any execution or attachment shall be issued against Tenant or any of its property whereby the Premises or any portion thereof shall be taken or occupied by someone other than Tenant (other than pursuant to a Leasehold Mortgage meeting the requirements of SECTION 39 hereof), and the same shall not be bonded, dismissed or discharged as promptly as possible;

               (6) If Tenant shall make or file, or have made or filed against Tenant, any bankruptcy proceeding or any assignment or other arrangement for the benefit or creditors under any state or federal insolvency or bankruptcy laws, which proceeding, assignment or arrangement is not vacated or dismissed within ninety (90) days after the commencement thereof;

               (7) If a receiver, trustee or liquidator of Tenant or of all or substantially all of the assets of Tenant or of the Premises or Tenant's estate therein shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment;

               (8)  if Tenant shall dissolve or liquidate; or

               (9) if Guarantor shall default under any of its obligations under the Guaranty.

          (b)  TERMINATION, RE-ENTRY, DAMAGES, ETC.

               (1) This Lease and the estate hereby granted are subject to the limitation that if an Event of Default shall occur, then, in any such case, Landlord may give to Tenant a notice of intention to terminate this Lease and the term hereof as of the fifth (5th) day after the giving of such notice, and, in which event, as of such fifth (5th) day, this Lease and the term hereof shall terminate with the same effect as if such day was the date of expiration of this Lease, BUT Tenant shall not be relieved of its obligations hereunder, all of which shall survive such termination, and any subsequent re-entry, repossession, removal or reletting.

               (2) If this Lease shall be terminated as provided in Section 19(b)(1) above, Landlord, or its agents or employees, may re-enter the Premises at any time and remove therefrom Tenant and any Tenant Parties, together with any of its, or their, property, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise. In the event of such termination, Landlord may repossess and enjoy the Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements. Tenant waives any rights to the service of any notice of Landlord's intention to reenter provided for by any present or future law. Landlord shall not be liable in any way in connection with any action it takes pursuant to the foregoing. Notwithstanding any such reentry, recession, dispossession or removal, if this Lease is terminated prior to the then current expiration date by reason of an Event of Default, Tenant's liability under the provisions of this Lease shall continue until the date the term of this Lease would have expired had such termination not occurred. Notwithstanding anything to the contrary set forth in Sections 19(b)(1) and 19(b)(2), in the event Landlord initiates a holdover or termination proceeding in connection with any monetary Event of Default, Tenant Named Herein shall have the right (the "Redemption Right") to defeat such proceeding by tendering such payment as is necessary to cure such Event of Default on or before the date of such proceeding. Tenant Named Herein may only exercise the Redemption Right once during any five (5) year period.

               (3) In any case of termination of this Lease, or reentry or repossession of the Premises, whether the same is the result of the institution of summary or other proceedings, Tenant shall remain liable (in addition to theretofore accrued liabilities) to the extent legally permissible for: (I) the rent, together with (A) all other charges provided for herein until the date this Lease would have expired had such termination, reentry or repossession not occurred, (B) all reasonable out-of-pocket costs and expenses which Landlord may incur in (w) reentering or repossessing the Premises, (x) making good any default of Tenant, (y) painting, altering or dividing the Premises, combining the same with other space, or placing the same in proper repair, (z) protecting and preserving the Premises by placing therein watchmen and caretakers, (C) all reasonable out-of-pocket costs and expenses which Landlord may incur in reletting the Premises (including attorneys' fees and disbursements, marshall's fees and brokerage fees), and (D) any expenses which Landlord may incur during the occupancy of any new tenant, LESS (II) the net proceeds of any reletting. Tenant agrees to pay to Landlord the difference between items (I) and (II) hereinabove with respect to each month, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall reimburse Landlord all reasonable attorneys' fees and disbursements incurred by Landlord with respect to any such action or proceeding to collect such difference and/or any action or proceeding to otherwise collect any rent and/or to enforce any of Tenant's other obligations under this Lease and/or any summary or other dispossess proceedings.

               (4) Landlord may, in its sole discretion, relet the whole or any part of Premises for the whole or any part of the unexpired term of this Lease, or longer, or from time to time for shorter periods, for any rental it wishes and giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as it may in its sole and absolute discretion deem advisable, and Landlord may collect and receive the rents thereunder. In no event shall Landlord ever be obligated to relet or to attempt to relet the Premises or any part thereof.

               (5) If, after a termination of this Lease as aforesaid, Landlord, in its sole discretion, so elects, Tenant shall pay Landlord, within fifteen (15) Business Days after demand, as liquidated and agreed final damages, a sum equal to the amount by which the rent for the period which otherwise would have constituted the unexpired portion of the term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to the present value (calculated at a discount rate of 10%), less the aggregate amount of deficiencies theretofore collected by Landlord pursuant to this SECTION 19 for the same period. Upon payment of such liquidated and agreed final damages, Tenant shall have no further liability with respect to the period after the date of such demand.

          (c) ADDITIONAL REMEDIES. The specific remedies granted to Landlord under this Lease are cumulative and are not intended to be exclusive of each other or of any other remedies which may be available to Landlord at law or in equity. Landlord may exercise any and/or all such rights and remedies (whether specifically granted herein or otherwise available to Landlord at law or in equity) at such times, in such order, to such extent, and as often, as Landlord deems advisable without regard to whether the exercise of any such right or remedy precedes, is concurrent with or succeeds the exercise of another such right or remedy.

          (d) Tenant expressly waives, for itself and for any person claiming by, through or under Tenant, any rights which Tenant or any such persons may have under the provisions of SECTION 2201 of the New York Civil Practice Law and Rules, and of any successor law of like import then in force, in connection with any summary holdover proceedings which Landlord may institute to enforce the provisions of this SECTION 19. Tenant's obligations under this SECTION 19 shall survive the expiration of sooner termination of this Lease.

          20.  SIGNS; ROOF RIGHTS.

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          (a)  Subject to the consent requirements set forth in SECTION 20(b)
below, Tenant may, during the term of this Lease, upon obtaining any and all necessary permits from governmental authorities, paint or erect and maintain and repair, at its cost and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Premises (for its own use only and not for the purpose of leasing or licensing to any third party, or any other purpose). The nature, design, size and character of such signs shall be consistent with the First Class Standard. Such signs shall be removed by Tenant Named Herein prior to, or upon, the expiration or earlier termination of this Lease. All such signs shall comply with all applicable Laws. It is expressly understood that Tenant's installation of signage under this SECTION 20(a) shall not be deemed a Material Tenant Change requiring Landlord's consent unless such installation would adversely affect (other than to a de minimis extent) the exterior, structural elements or mechanical or building systems of the Improvements.

          (b) The installation of any signage at the Premises by or on behalf of any party other than Tenant Named Herein, or by or on behalf of Tenant Named Herein at any time the Occupancy Requirement is not met, shall be subject to Landlord's consent, not to be unreasonably withheld, conditioned or delayed, and shall be removed prior to, or upon, the expiration or earlier termination of this Lease. All such signs shall comply with all applicable Laws.

          (c) It is expressly understood that the Premises includes the roof of the Improvements (herein called the "ROOF") and that Tenant shall, during the term of this Lease, have the sole and exclusive right to the use and enjoyment thereof. Subject to the provisions of this SECTION 20, Tenant shall have the right to install, operate and maintain on the Roof: (a)equipment systems servicing the Premises, including mechanical, electrical, plumbing, telecommunications and technology systems and all equipment and other installations that Tenant shall deem necessary or desirable in connection therewith, including emergency generators, switch-gear, UPS equipment, telecommunications equipment, and related distribution systems ("ROOFTOP EQUIPMENT") and (b) microwave(s), satellite(s) or other antenna communications systems and related equipment ("SATELLITE ANTENNA") that transmits or receives signals to or from other communications installations located off-site, provided, that: (i) the installation of all such items (including all structural reinforcement, framing and waterproofing) shall be performed subject to the provisions of SECTIONS 9(d), (e) and (f) hereof and (ii) Tenant, promptly following notice from Landlord, shall repair any damage to the Improvements caused by such installation, operation or maintenance.

          (d) Tenant shall be responsible for providing such detailed and fully complete plans and specifications for the Rooftop Equipment, including, without limitation, plans and specifications for the installation thereof. All plans and specifications, which shall be prepared by an architect or engineer licensed in the State of New York and stamped and certified by such architect or engineer, shall be prepared in strict compliance with applicable building standards and requirements as set forth in this Lease and shall otherwise be reasonably satisfactory to Landlord. All construction documents and calculations prepared by or on behalf of Tenant, including, without limitation, preliminary drafts of the plans and specifications, shall be submitted by Tenant to Landlord for approval, which shall not be unreasonably withheld; PROVIDED HOWEVER, Landlord shall not be deemed to have unreasonably withheld its consent to

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

the plans and specifications showing the installation of the Rooftop Equipment if the Rooftop Equipment (i) would adversely affect the electrical or mechanical systems of the Improvements, as reasonably determined by Landlord, or (ii) would adversely affect the structure of the Improvements, and FURTHER PROVIDED, that to the extent Tenant Named Herein satisfies the Occupancy Requirement, Landlord's consent thereto shall be deemed to have been given. Within ten (10) days after Landlord's receipt of plans and specifications for the Rooftop Equipment, Landlord shall return to Tenant one set of plans and specifications with any of Landlord's suggested modifications and/or approval. If Landlord disapproves the plans and specifications or approves the plans and specifications subject to certain comments and requirements (which approval shall be granted or denied in accordance with the provisions of this Section 20(b)), Tenant will promptly have the plans and specifications revised and resubmitted to Landlord for approval. Tenant shall have the sole responsibility for compatibility of such plans with the existing electrical, mechanical and other systems servicing the Improvements and structure of the Improvements.

          (e) Any assignees and any subtenants (including, without limitation, Landlord and any of its assignees or subtenants in the case of a Recapture Transaction) shall each have the right to use and maintain a portion of the Rooftop Equipment and Satellite Antenna in an amount no greater than each such assignee's or subtenant's pro rata share of rentable square footage demised thereto at the Premises at the time of such use. No Tenant other than Tenant Named Herein shall have the right to resell the use, or rights to the use, of the Satellite Antenna or Rooftop Signage, including the granting of any licensing or other rights, except to one or more assignees or subtenants. In no event, however, shall any party other than Tenant Named Herein have the right to sell, lease or license the use of the Satellite Antenna to a third party for profit (and any such lease or license entered into by Tenant Named Herein after December 16, 2002 shall be shared equally (50/50) between Tenant Named Herein and Landlord in accordance with the profit-sharing provisions set forth in
SECTION 17(r)). The rights granted in this Section are granted in connection with, and as part of the rights created under, this Lease, and are not separately transferable or assignable other than in connection with an assignment of Tenant's rights under this Lease as permitted by this Lease.

          (f) Tenant shall procure and maintain throughout the balance of the term of this Lease, such insurance, in addition to the insurance coverage required pursuant to the provisions of SECTION 10 above, as Landlord shall reasonably require in connection with Tenant's installation, operation and maintenance of the Rooftop Equipment and Satellite Antenna, which additional insurance coverage shall be commensurate with that which prudent owners of other comparable buildings would require for such installation, operation and maintenance. Tenant shall also indemnify and hold Landlord and any Landlord Party harmless from and against any and all liability and damages suffered by Landlord in connection therewith.

          (g) Any dispute under this SECTION 20 shall be resolved by arbitration pursuant to SECTION 44 hereof.

          21.  SURRENDER OF PREMISES.

          (a) At the expiration or sooner termination of the term of this Lease, Tenant shall surrender the Premises in good order and condition (subject to reasonable wear and tear and

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

to the limitations on Tenant's obligations set forth in SECTIONS 12(g) and 38(g) hereof, and further subject to Landlord's obligations under SECTIONS 12(f)(4) and 31(b) hereof), and with the removals, repairs and restorations required under SECTION 9(h) hereof completed (if required by Landlord), and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Additionally, Tenant shall furnish to Landlord copies of all books and records, plans and specifications, and such other documents and materials in Tenant's possession utilized in connection with the operation, maintenance and repair of the Premises, including any construction or contract warranties or guaranties.

          (b) The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises upon the expiration or other termination of the term will be substantial, will exceed the amount of the monthly installments of the Base Rent and additional rent theretofore payable hereunder and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the expiration date of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord the following:

               (i) for each month and for each portion of any month during which Tenant holds over in the Premises during the period commencing upon the expiration date of this Lease up to and including the date that is thirty (30) days following such expiration date (the "THIRTY DAY HOLDOVER DATE"), a sum equal to one and one-half (1.5) times that portion of the Base Rent and additional rent which was payable under this Lease for the last full calendar month of the term;

               (ii) for each month and for each portion of any month during which Tenant holds over in the Premises during the period commencing on the day immediately following the Thirty Day Holdover Date up to and including the date that is sixty (60) days following the expiration date of this Lease (the "SIXTY DAY HOLDOVER DATE"), a sum equal to one and three-quarters (1.75) times that portion of the Base Rent and additional rent which was payable under this Lease for the last full calendar month of the term; and

               (iii) for each month and for each portion of any month during which Tenant holds over in the Premises during the period commencing on the day immediately following the Sixty Day Holdover Date up to and including the date that is one hundred and eighty (180) days following the expiration date of this Lease (the "SIX MONTH HOLDOVER DATE"), a sum equal to two (2) times that portion of the Base Rent and additional rent which was payable under this Lease for the last full calendar month of the term.

          Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration date and no acceptance by Landlord of payments from Tenant after the expiration date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this SECTION 21(b). Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of SECTION 2201 of the New York Civil

Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Section. If Tenant shall hold over or remain in possession of any portion of the Premises beyond the expiration date, Tenant shall be subject to summary proceeding and all damages related thereto, other than consequential or indirect damages. Notwithstanding the foregoing, if Tenant shall hold over or remain in possession of any portion of the Premises beyond the Six Month Holdover Date, Tenant shall be subject to summary proceedings and all damages related thereto, including but not limited to any consequential or indirect damages provided that Landlord, within twenty (20) Business Days of Tenant's request made at any time prior to the Six Month Holdover Date, shall have provided Tenant with written notice advising Tenant of
(i) Landlord's good faith estimate of any rent abatements or other fines, penalties or costs to be paid or suffered by Landlord as a result of Tenant's continued holdover and (ii) any termination rights of any successor tenant to the Premises that would be triggered by such holdover by Tenant. All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

          22.  MEMORANDUM OF LEASE.

          (a) Simultaneously with the execution of this Lease, Landlord and Tenant shall execute a memorandum of this Lease (substantially in the form set forth on SCHEDULE C attached hereto) in recordable form, setting forth information regarding this Lease, including, without limitation, the right of first offer contained in SECTION 23, the dates of commencement and expiration of this Lease and any other information required to be included therein by SECTION 291-C of the Real Property Law of the State of New York. Tenant, at its expense, shall cause the memorandum to be recorded in the appropriate land records. If and when the parties hereto shall amend this Lease, then, at such time, either party, at the request of the other party, shall execute, acknowledge and deliver a memorandum in respect of such amendment to this Lease, which memorandum shall be sufficient for recording and in form reasonably satisfactory to other party, and which memorandum shall thereafter be recorded by Tenant, at its expense, in the appropriate land records. Notwithstanding the foregoing, no such memorandum shall recite the amounts or rates of Base Rent or any additional rent payable hereunder, or any price to be paid under any purchase option, or the amount of any allowance hereunder. Neither Landlord nor Tenant shall record this Lease or any instrument modifying this Lease. In no event shall any memorandum of this Lease or any amendment hereof be deemed to change or otherwise affect any of the obligations or provisions of this Lease or such amendment hereof.

          (b) In the event of a termination of this Lease, Tenant, within thirty (30) days of the date of such termination, shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this Lease and sufficient to discharge any memorandum hereof, and any memorandum of any amendment hereof, of record, and Tenant shall pay for all costs, taxes and/or expenses necessary to the effective recordation of such instrument(s). If there occurs a termination of this Lease and Tenant shall fail, for any reason whatsoever, to execute all of the aforementioned instrument(s) within the aforementioned 30-day period, then, without limiting any other rights or remedies that Landlord may have on account thereof, (i) Landlord shall be deemed to be and Tenant hereby irrevocably appoints

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

Landlord, Tenant's attorney-in-fact, coupled with an interest, to execute such instrument(s) in the name of Tenant and on Tenant's behalf and any other instrument(s) necessary to the effective recordation of such instrument(s) and the discharge of record of any memorandum or memoranda, (ii) Tenant shall pay for all costs, taxes and/or expenses necessary to effectuate the recordation of all such instrument(s), and (iii) Tenant shall be liable for all damages that Landlord incurs as a result of Tenant's failure.

          23.  RIGHT OF FIRST OFFER.

          (a) So long as no material non-monetary Event of Default or monetary Event of Default in excess of $25,000 is then continuing and Tenant Named Herein shall satisfy the Occupancy Requirement, if Landlord desires to sell the Premises, Landlord shall give notice to Tenant Named Herein (an "OFFER NOTICE") of such proposed transaction (such proposal, "LANDLORD'S OFFER"), and a statement of Landlord's proposed purchase price and deposit and the proposed closing date of the transaction for the Premises. Upon receipt of the Offer Notice, Tenant Named Herein shall have thirty (30) days to accept or reject Landlord's Offer. In the event Tenant Named Herein rejects Landlord's Offer, then for the 270-day period thereafter (the "SALE PERIOD"), Landlord may sell the Premises to a third party for a purchase price equal to or greater than 97% of the purchase price set forth in the Offer Notice (the "FLOOR PRICE"). If within the Sale Period (i) Landlord desires to sell the Premises for a purchase price which is less than the Floor Price, (ii) Landlord shall not have entered into any contract of sale with respect to the Premises on such terms and conditions as set forth in Landlord's Offer or (iii) Landlord shall have timely entered into a contract of sale with respect to the Premises on such terms and conditions as provided in Landlord's Offer, but Landlord shall not have consummated the sale of the Premises within nine (9) calendar months thereafter, then Landlord shall again be required to comply with the provisions of this
SECTION 23(a) if Landlord intends to sell the Premises to a third party. Nothing contained in the foregoing clause (iii) shall be construed to permit Landlord to avoid Landlord's obligations to Tenant Named Herein pursuant to this SECTION 23(a) by consummating the sale of the Premises at a purchase price that shall be less than ninety-seven (97%) percent of the purchase price or on otherwise more favorable (to purchaser) terms than were set forth in Landlord's Offer without being once again required to comply with the provisions of this SECTION 23(a).

          (b)  Notwithstanding anything to the contrary set forth in this
SECTION 23, if Tenant fails to timely deliver an Extension Notice under SECTION 2 or Tenant shall otherwise not satisfy the conditions precedent to exercising an Extension Option, then this SECTION 23 shall be of no force or effect.

          (c) For the purposes of this SECTION 23: all references to "purchase price" shall be deemed to refer to the actual purchase price as adjusted to reflect the economic value of all material business terms contained in Landlord's Offer and the terms "sell" and "sale" shall include any transaction which results in (x) the day-to-day control of Landlord being vested in, or the powers customarily reserved to a managing general partner, managing member or equivalent party being granted to, parties other than the principals of RFR Holding LLC and /or Fee Mortgagee; PROVIDED, HOWEVER, that the granting of approval rights of the type that are customary to be granted in similar circumstances with respect to certain major decisions to other partners, members or equivalent parties of the entity or entities constituting Landlord shall not be

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deemed to be a violation of this clause (x), or (y) in a sale of all or substantially all of the ownership interest in Landlord, it being deemed that only a sale of at least 80% of such ownership interests shall constitute a sale of all or substantially all of the same.

          (d) Any dispute under this SECTION 23 shall be resolved by arbitration pursuant to SECTION 44 hereof.

          24.  EXCULPATION OF LANDLORD.

          The obligations of Landlord under this Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by such Landlord of its interest in the Premises, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord. Neither Landlord nor any of the direct or indirect partners, shareholders, directors or officers of Landlord shall be personally liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Premises and Tenant shall not look to any other property or assets of Landlord or the property in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. After any such sale, conveyance, assignment or transfer, to the extent that Landlord has any liability at all, the liability of Landlord for such obligations shall be limited to the proceeds of such transfer received by Landlord.

          25.  ADDITIONAL RENT; TENANT'S PAYMENTS.

          (a) Each and every payment and expenditure, other than Base Rent and other than costs for any Tenant Changes, or any repairs or replacements to the Improvements, which are required to be paid by Tenant under this Lease shall be deemed to be additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) Business Days after demand accompanied by reasonable documentation evidencing the amount of any such costs or expenses by Landlord, and, in the case of the nonpayment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all of the rights and remedies available to Landlord hereunder or by Laws in the case of non-payment of Base Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense.

          (b) Tenant covenants and agrees to pay all rent, as and when the same is due and payable hereunder, without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except, in either case, as may be expressly provided in this Lease. If, pursuant to any provision of this Lease, Tenant shall be obligated to pay any additional rent to Landlord and no due date or payment period therefor is specified herein, then such additional rent shall be paid by Tenant to Landlord within fifteen (15) Business Days after being billed therefor.

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          26.  LANDLORD'S CURE AND ENFORCEMENT RIGHTS. In addition to its obligations under SECTION 18(b) hereof, Tenant within fifteen (15) Business Days after demand accompanied by reasonable supporting documentation, shall reimburse Landlord for any reasonable out-of-pocket costs and expenses incurred by Landlord (including reasonable attorneys' fees) pursuant to, or in connection with collecting or endeavoring to collect rent or any component thereof, or enforcing or endeavoring to enforce any of Landlord's rights against Tenant hereunder or any of Tenant's obligations hereunder, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Landlord to the date that the same are reimbursed to Landlord by Tenant, but only if Landlord shall be the prevailing party in any dispute relating thereto.

          27.  COVENANT AGAINST LIENS.

          (a) Commencing as of the date hereof, Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty all additional rent and other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, lien, penalty and interest with respect thereto. If, because of any act or omission or alleged act or omission of Tenant where Tenant has a duty to act, any mechanic's or other lien, charge or order for the payment of money or other encumbrances shall be filed or imposed against Landlord, any Fee Mortgagee and/or any portion of the Premises (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its cost and expense, cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing or imposition thereof; and Tenant shall indemnify and defend Landlord and any Landlord Party against and save Landlord and any Landlord Party harmless from all losses, costs, damages, expenses, liabilities, suits, fines, charges, penalties, claims, demands and obligations, including, without limitation, reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages, and expenses resulting therefrom or incurred in connection therewith, together with interest at the Default Rate, within fifteen (15) Business Days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses.

          (b) All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Notice is hereby given that the Landlord shall not be liable for any labor, services, materials, supplies or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor, services, materials, supplies or equipment shall attach to or affect the estate or interest of the Landlord in and to the Premises.

          28. AFFIRMATIVE WAIVERS. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose

                                       50
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any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (except to the extent set forth in SECTIONS 12, 13, 31(b) and 38(g)). Subject to SECTION 19(b)(2), Tenant hereby waives any right of redemption or similar right that it may have with respect to this Lease after the termination hereof.

          29.  LANDLORD'S AND TENANT'S CERTIFICATES

          (a) Landlord, at any time and from time to time, on or prior to the tenth (10th) Business Day following a written request by Tenant, shall execute and deliver to Tenant (and/or to a party designated by Tenant) a statement (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) certifying to the Commencement Date, the then current expiration date of this Lease, and the dates to which Base Rent has been received (as well as the number of remaining Extension Options and the terms thereof), (iii) stating whether or not, to the best knowledge of Landlord, Landlord is in default in performance of any of its obligations under this Lease (and, if so, specifying each such default of which Landlord shall have knowledge), and (iv) stating whether or not, to the best knowledge of Landlord, any Event of Default has occurred which is then continuing (or any event has occurred which with the giving of notice or passage of time, or both, would constitute an Event of Default), and, if so, specifying each such event. Landlord also shall include or confirm in any such statement such other information concerning this Lease as Tenant may reasonably request, to the extent the same is readily accessible to Landlord.

          (b) Tenant, at any time and from time to time, on or prior to the tenth (10th) Business Day following a written request by Landlord, shall execute and deliver to Landlord (and/or to a party designated by Landlord) a statement
(i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) certifying to the Commencement Date, the then current expiration date of this Lease, and the dates to which Base Rent has been paid (as well as the number of remaining Extension Options and the terms thereof), (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease (and, if so, specifying each such default of which Tenant shall have knowledge), (iv) stating whether or not, to the best knowledge of Tenant, Tenant has any counterclaims, defenses or right to offset against any amounts due to Landlord under this Lease, and whether or not, to the best knowledge of Tenant, Tenant is entitled to any concessions, rebates or any rent reductions under this Lease for whatever reason as of the date such statement is given, (v) stating whether there exists any material unrepaired damage to the Premises from fire or other casualty, (vi) stating whether Tenant has received written notice of any actions or proceedings pending against the Premises before any governmental authority to condemn the Premises or any portion thereof or any interest therein and whether, to Tenant's knowledge, any such actions or proceedings have been threatened, (vii) stating that the estoppel shall be binding upon Tenant, and may be relied upon by Landlord (and/or a party designated by Landlord) and
(viii) stating whether or not, to the best knowledge of Tenant, any Event of Default has occurred which is then continuing (or any event has occurred which with the giving of notice or passage of time, or both, would constitute an Event of Default), and, if so, specifying each such event. Tenant also shall include or confirm in any such statement such other information concerning

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

this Lease as Landlord may reasonably request, to the extent the same is readily accessible to Tenant.

          30.  LANDLORD'S CONSENT AND APPROVAL.

          If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval (unless a court determines that Landlord's failure to consent or approve was made in bad faith), it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

          31.  CAPITAL LEASE; NONTERMINABILITY.

          (a) This is a capital lease and, except as otherwise specifically provided in SECTIONS 12 or 13 hereof, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease; nor shall Tenant be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this Lease except as otherwise specifically provided in SECTIONS 12, 13, 31(b) and 38(g) hereof; nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to or destruction of the Premises from whatever cause, any taking by condemnation, eminent domain or by agreement between Landlord and those authorized to exercise such rights, the lawful or unlawful prohibition of Tenant's use of the Premises, the interference with such use by any persons, corporations or other entities, or by reason of any eviction by paramount title, or by reason of Tenant's acquisition of ownership of the Premises otherwise than pursuant to an express provision of this Lease, or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, or for any other cause whether similar or dissimilar to the foregoing, any Laws to the contrary notwithstanding; it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Base Rent, additional rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease; and Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, cancel, rescind or void this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee of, or successor to, Landlord, and notwithstanding any action with respect to this Lease that may be taken by a trustee or receiver of Landlord or any assignee of, or successor to, Landlord or by any court in any such proceeding. Except as specifically provided in SECTIONS 12(f)(4), 31(b), and 38(g), Tenant shall pay all expenses related to the operation, management, development, use, occupancy, maintenance and repair of the Premises, including, without limitation, the costs of utilities, real estate taxes and insurance, which arise or become payable during or after (but attributable to a period falling within) the term hereof.

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          (b)  Notwithstanding the foregoing or anything in this Lease to the contrary, during the period commencing on the fifteenth (15th) anniversary of the Commencement Date and ending on the expiration date of the Initial Term, if any of the repairs, replacements or improvements to be made by Tenant to comply with Section 8(a) hereof are capital in nature and are to be made with respect to the roof, structural elements of the Building, exterior walls or the elevators located at the Premises, and such improvements shall have a useful life (as determined in accordance with GAAP) that extends more than one (1) year beyond the expiration of the Initial Term (such improvements, the "CAP EX IMPROVEMENTS"), and a reasonably prudent owner of premises comparable to the Premises would, after taking account all relevant factors that such owner would reasonably consider, including the then remaining term of this Lease it being understood that the First Class Standard and all applicable Laws must in any event be complied with (such standard, the "PRUDENT OWNER STANDARD"), Landlord shall perform such Cap Ex Improvements. The cost of any such Cap Ex Improvement (including the cost of the contract price to perform such Cap Ex Improvement (and any cost overruns) and any reasonable fees and disbursements of any architects, engineers or attorneys retained by Landlord and Tenant in connection with such Cap Ex Improvement, shall be calculated on a straight line depreciation basis and be apportioned between Tenant and Landlord as follows:
Tenant's proportionate share of such cost ("TENANT'S CAP EX SHARE") shall be equal to a fraction, the numerator of which shall be equal to the number of months remaining in the Initial Term from and after the date that, in Landlord's reasonable estimation, the applicable Cap Ex Improvement shall be substantially completed, and the denominator of which shall be the number of months of the reasonably estimated useful life of the applicable Cap Ex Improvement (the "USEFUL LIFE"), and Landlord shall be responsible for a portion of the cost of any such Cap Ex Improvement equal to a fraction, the numerator of which shall be equal to the number of months remaining in the Useful Life from and after the expiration of the Initial Term, and the denominator of which shall be equal to the Useful Life. All Cap Ex Improvements shall be performed by Landlord, provided that Landlord's performance thereof shall be performed at times and during hours that are mutually agreeable to the parties and in a manner that does not unreasonably disturb or interfere with Tenant's operation of its business at the Premises. Tenant shall reimburse Landlord for Tenant's Cap Ex Share of any bill (i) submitted in connection with a Cap Ex Improvement by paying Tenant's Cap Ex Share of such bill within twenty (20) days following delivery by Landlord of such bill (and other reasonable supporting documentation) OR (ii) in equal monthly installments pro rated based on the number of months remaining in the Initial Term from the date of Landlord's delivery of such bill, provided, that with respect to this clause (ii), Tenant shall pay interest on the amount of Tenant's Cap Ex Share of each such bill in an amount equal to the Default Rate. If Tenant shall exercise either of its Extension Options, from and after the commencement of the Extension Term, Tenant shall have no obligation to pay Tenant's Cap Ex Share of any Cap Ex Improvements being performed during the Extension Term, and Landlord shall perform such Cap Ex Improvements (to the extent required under this SECTION 31(b)) at its sole cost and expense and in accordance with the Prudent Owner Standard.

          (c) Any dispute under this SECTION 31(b) shall be resolved by arbitration pursuant to SECTION 44 hereof.

          32.  OMITTED.

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          33.  ENCROACHMENTS, RESTRICTIONS, ETC.

          If, as a result of Tenant Changes, any of the Improvements shall, at any time, encroach upon any property, street or right of way adjoining or adjacent to the Premises, or shall violate the agreements or conditions contained in any restrictive covenant existing as of the date hereof or to which Tenant or any Tenant Party shall have consented in writing or other agreement affecting the Premises existing as of the date hereof or to which Tenant or any Tenant Party shall have consented to in writing, or any part thereof, or shall hinder or obstruct any easement or right-of-way to which the Premises are subject existing as of the date hereof or to which Tenant or any Tenant Party shall have consented to in writing, or shall impair the rights of others under such easement or right-of-way, then promptly upon the request of the Landlord at the behest of any persons affected by any such encroachment, violation, hindrance, obstruction or impairment, Tenant shall, at its cost and expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord or Tenant, or (ii) make such changes in the Improvements and take such other actions as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, but only with Landlord's prior written consent, the alteration or removal of any of the Improvements. Any such alteration or removal consented to by Landlord shall be made by Tenant in accordance with the requirements of Section 9 hereof. Tenant's obligations under this SECTION 33 shall survive the expiration or sooner termination of this Lease.

          34.  OMITTED.

          35.  MISCELLANEOUS PROVISIONS.

          (a) NOTICES. Any bill, notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Landlord or Tenant pursuant to this Lease (collectively, "NOTICES") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the State of New York (in which event such notice shall be deemed to have been given, rendered or made on the third (3rd) Business Day after the day so mailed), or (ii) overnight courier service or by hand against a signed receipt (in which event such notice shall be deemed to have been given, rendered or made when delivered), and to the other party at the address(es) hereinabove set forth at the beginning of this Lease. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it.

          (b) RELATIONSHIP OF THE PARTIES. It is the intention of the parties hereto to create the relationship of Landlord and Tenant, and no other relationship whatsoever, and unless expressly otherwise provided herein, nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.

          (c) GOVERNING LAWS. This Lease shall be governed by the provisions hereof and by the laws of the State of New York, as same may from time to time exist.

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          (d)  INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (e) NON-WAIVER. No delay or omission by Landlord or by Tenant in exercising a right or remedy shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by Tenant or Landlord, as the case may be. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time. The receipt by Landlord of rent with knowledge of any default by Tenant shall not be deemed a waiver of such default, and no provision of this Lease, nor any default by either party hereunder, shall be deemed to have been waived by the other party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the stipulated rent. No endorsement or statement of any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          (f) COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

          (g) SOLE AGREEMENT. This Lease sets forth all the promises, inducements, agreements, conditions and understandings between Landlord and Tenant relative to the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, expressed or implied between them concerning Tenant's use and occupancy of the Premises during the term of this Lease, other than as expressly set forth on EXHIBIT C or as otherwise agreed to in writing by Landlord and Tenant. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party(ies) to be charged therewith.

          (h) CAPTIONS. The captions of the several Sections and subsections of this Lease and table of contents are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating various provisions hereof.

          (i) SUCCESSORS AND ASSIGNS. Except as may be expressly otherwise provided herein, the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Landlord and its successors and assigns and the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Tenant and its successors and permitted assigns.

          (j) NO MERGER. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof,

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

by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

          (k) OWNERSHIP OF PREMISES. Tenant acknowledges that the Premises are the property of Landlord and that Tenant has only the right to the possession and use thereof upon the terms, covenants and conditions set forth in this Lease.

          (l) ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to as aforesaid, shall constitute an acceptance of any such surrender.

          36.  GUARANTY; FINANCIAL STATEMENTS; ANNUAL REPORTS.

          (a) As security for the performance of payment of all of Tenant's obligations under this Lease, Sotheby's Holdings, Inc. ("GUARANTOR") has simultaneously herewith delivered to Landlord a Guaranty of Lease (the "GUARANTY") in the form annexed hereto as SCHEDULE E.

          (b)  Guarantor agrees to furnish to Landlord upon Landlord's request:
(1) copies of the most recently prepared consolidated financial statements of Tenant and Guarantor (I.E., annual balance sheets, income statements and statements of cash flow, audited and certified by Guarantor's independent certified public accountants); and (2) other financial statements, reports and documents which Tenant: (i) files with or otherwise sends to the Securities and Exchange Commission, whether pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 including, without limitation, Annual Report on Form 10K, Quarterly Report on Form 10Q, Current Report on Form 8-K and Proxy Statements and other soliciting materials; (ii) files with any other governmental commission, department or agency or any securities exchange; and
(iii) sends to or makes available to its shareholders (but only if at the time in question Guarantor has securities registered under the Securities Exchange Act of 1934, as amended). Tenant and Guarantor shall provide such other financial materials that are in Guarantor's or Tenant's possession (or are otherwise reasonably available to Tenant) as may be reasonably requested by Landlord or Fee Mortgagee, subject to any prohibitions against such disclosure under applicable Laws and provided that Landlord shall keep and shall direct Fee Mortgagee to keep any such financial information confidential. The obligations of this SECTION 36 with respect to Guarantor shall not diminish for any reason, including, without limitation, if Guarantor ceases to be a publicly traded entity.

          (c) Within one hundred twenty (120) days of the end of each of Tenant's fiscal years during the term hereof, Tenant shall furnish to Landlord a statement of operating expenses for the Improvements for such fiscal year together with a schedule of any subleases of

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

all or any part of the Premises indicating the premises demised, commencement date, renewal options, base rent, escalation provisions and any other information that Landlord shall reasonably request; provided, that if Tenant shall not have furnished such statements within such 120-day period, then Tenant shall furnish the same within fifteen (15) days following Landlord's request.

          37.  BROKER.

          Landlord and Tenant each represents and warrants that it has had no dealings or conversations with any broker in connection with the negotiation and execution of this Lease. J.P. Morgan Securities, Inc. and J.P. Morgan Realty Advisors, Inc. (collectively, "JPMORGAN") acted as financial advisors in connection with this transaction. Landlord and Tenant each agrees to defend, indemnify and hold harmless the other against all liabilities arising from any claims for commissions, fees, compensation or reimbursement of expenses, asserted by any person other than JPMorgan who dealt with or claims to have dealt with Landlord, Tenant or any Affiliates thereof, as the case may be, in connection with this Lease, including the reasonable cost of counsel fees and disbursements. Tenant Named Herein acknowledges that it is obligated to compensate JPMorgan pursuant to a separate agreement.

          38.  HAZARDOUS MATERIALS; INSPECTIONS.

          (a) For the purposes hereof, the term "HAZARDOUS MATERIALS" shall include, without limitation, substances defined as "hazardous substances", "hazardous materials" or "toxic substances" in any Laws.

          (b) Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in the Premises except in compliance with all applicable Laws.

          (c) If, at any time during the term hereof, Hazardous Materials shall be found in or on the Premises, then Tenant shall remove or remediate the same to the extent required by any applicable Laws, and in compliance with all applicable Laws; provided, however, that this SECTION 38(c) and Tenant's compliance herewith shall not be deemed to be a waiver of any claims or rights Tenant may have against Landlord or any prior owner of the Premises arising out of, in respect of or in connection with the release, threatened release or presence of any Hazardous Materials at, on or under the Premises; provided, further that any such rights or claims of Tenant shall not give rise to any right of setoff, counterclaim, recoupment, abatement, suspension, reduction or defense against Base Rent, additional rent and any other sums due to Landlord under this Lease.

          (d) Upon reasonable prior notice, Landlord and Fee Mortgagee, their agents, representatives and employees shall have the right at all reasonable times and during normal business hours, except to the extent such access is limited by applicable Law, to enter upon and inspect all or any portion of the Premises, provided that such inspections are conducted in the presence of a representative designated by Tenant and such inspections shall not unreasonably interfere with the operation of the Premises. Tenant shall reimburse Fee Mortgagee or Landlord within fifteen (15) Business Days after demand accompanied by reasonable documentation supporting the amount of any such costs or expenses for all costs and expenses (including reasonable attorneys' fees and disbursements, administrative and similar costs of Fee Mortgagee or Landlord) reasonably relating to or incurred by Fee Mortgagee or Landlord in connection with the inspections, tests and reports described in this SECTION 38 if Fee Mortgagee or Landlord, as applicable, has reasonable grounds to believe (based on the receipt of notice relating to such fact) at the time any such inspection is ordered, that there exists an environmental violation or that a Hazardous Material is present on, under or emanating from the Premises in violation of Laws or this Lease.

          (e) To the extent that Tenant has knowledge thereof, Tenant shall promptly provide notice to Landlord and Fee Mortgagee of:

               (i) any proceeding or investigation commenced or threatened by any governmental authority with respect to the presence of any Hazardous Materials affecting the Premises; and

               (ii) all claims made or any lawsuit or other legal action or proceeding brought by any person against (A) Tenant or Landlord or the Premises, or (B) any other party occupying the Premises or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Materials or relating to any violation or alleged violation of any Law.

          (f) Subject to SECTION 38(g), Tenant shall be solely responsible for and shall defend, indemnify and hold each Landlord Party harmless from and against all claims, including costs and expenses of any kind, including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel (collectively, "HAZMAT LOSSES"), arising out of, in respect of or in connection with (i) Tenant's breach of its obligations under this Section or (ii) the release, threatened release or presence of any Hazardous Materials at, on or under the Premises at any time first occurring during the term of this Lease (collectively, "HAZMAT CONDITIONS"); provided that Tenant shall not be required to indemnify, defend or hold harmless any Landlord Party for any such matter arising due to the gross negligence or wilful misconduct of any Landlord Party.

          (g) Notwithstanding SECTION 38(f), Tenant's liability with respect to any HazMat Losses arising out of, in respect of or in connection with any HazMat Conditions resulting from a terrorist act shall be limited to the amount of coverage Tenant is required to maintain in its Casualty Insurance policy against loss or damage by terrorist acts pursuant to SECTION 10(a)(1).

          (h) The indemnity obligations of Tenant and the rights and remedies of Landlord under this SECTION 38 shall survive the termination of this Lease.

          39.  LEASEHOLD MORTGAGE.

          Notwithstanding anything contained in Section 17 hereof or otherwise in this Lease to the contrary, Tenant shall have the right with Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned, to mortgage, pledge, encumber or otherwise hypothecate its interest in this Lease or the Premises or any part thereof (any of the

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foregoing being referred to as a "LEASEHOLD MORTGAGE"), provided that (i) such
Leasehold Mortgage is to be held by an Institutional Lender, (ii) the Leasehold Mortgage shall not increase Landlord's obligations or reduce Landlord's rights under this Lease (except to the limited extent provided under a recognition agreement as set forth below), and (iii) in Landlord's reasonable judgment, Tenant entering into the Leasehold Mortgage is unlikely to have an adverse effect on Landlord's ability to obtain financing with respect to the Premises. Solely to the extent that Landlord has consented to a Leasehold Mortgage in accordance with the immediately preceding sentence, Landlord shall provide such cooperation in connection with the creation of such Leasehold Mortgage as is reasonably requested by Tenant, which shall include execution and delivery of such customary and reasonable agreements as the leasehold mortgagee shall require, including, without limitation, a recognition agreement in favor of the leasehold mortgagee containing reasonable and customary provisions as to the cure by leasehold mortgage of Tenant defaults and the like. Tenant shall reimburse Landlord for the customary and reasonable expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith, within fifteen (15) Business Days after demand therefor. Notwithstanding anything set forth in this SECTION 39, in any Leasehold Mortgage shall be subject and subordinate to Landlord's interest in this Lease and any Mortgage in all respects.

          40.  PUBLICITY.

          Landlord and Tenant hereby agree that they will not authorize or issue any publicity of this Lease or the matters contained herein without first obtaining the written consent of the others. Nothing herein contained shall limit any parties right to disclose this Lease and matters contained therein to prospective lenders, partners, tenants, title companies and governmental agencies (to the extent required by law) and to Landlord's and Tenant's respective attorneys, accountants and engineers.

          41.  TRANSFER TAXES.

          Tenant shall pay the cost of any transfer or similar tax, if any, imposed in connection with the execution and delivery of this Lease.

          42.  NO DEVELOPMENT RIGHTS.

          Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Premises and Tenant consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this SECTION 42 shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such term is defined in SECTION 12-10 of Zoning Lot of the Zoning Resolution of the City of New York) in the Premises.

          43.  SPECIAL BANKRUPTCY RELATED PROVISIONS.

          (a) All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Rent or additional rent, shall constitute rent

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for the purpose of SECTION 502(b)(6) of the United States Bankruptcy Code (the
"CODE"), as same may be amended and for the purpose of any similar section of Title 11 of the Code, as the same may hereafter be amended or replaced, or any federal, state or foreign law covering all or part of the same or similar subject matter as is covered by the Code (collectively, "INSOLVENCY LAWS").

          (b) If the original Tenant named herein assigns its interest in this Lease and such Tenant is not released of further liability under this Lease, and this Lease is thereafter disaffirmed or rejected in any proceeding under any Insolvency Laws, or in the event of the termination of this Lease by reason of any such proceeding, the original Tenant herein named, upon request of Landlord given within sixty (60) days after such disaffirmance or rejection, shall (i) pay to Landlord all Base Rent and additional rent then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the date that would have been the expiration date if this Lease had not been disaffirmed or rejected, at the same Base Rent and additional rent and upon the then executory terms and conditions contained in this Lease, except that (i) the rights of the lessee under the new lease shall be subject to any possessory rights of the last assignee of this Lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this Lease which are susceptible of cure by such lessee to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Base Rent and additional rent which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection. If the original Tenant herein named shall fail or refuse to enter into the new lease within thirty (30) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the original Tenant herein named as Landlord would have had if the original Tenant herein named had entered into such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder. If the original Tenant herein enters into such new lease, then simultaneously therewith, Landlord shall assign to the original Tenant named herein all rights that Landlord may have thereafter against the last assignee of this Lease and shall pay to the original Tenant named herein all amounts which the last assignee of this Lease would otherwise be entitled to receive under this Lease.

          44.  EXPEDITED ARBITRATION.

          (a) If there is a dispute between Landlord and Tenant as to any matter under any Section of this Lease that makes specific reference to this
Section 44, then such dispute shall, at the request of either party, be resolved solely by arbitration in the City of New York under the Expedited Procedures provisions (it being the intention of the parties that such provisions shall apply even if the amount at issue exceeds $50,000, notwithstanding the fact that such provisions may provide otherwise) of the Commercial Arbitration Rules of the American Arbitration Association or any successor thereto (the "AAA"); PROVIDED, HOWEVER, that the provisions of this SECTION 44(a) shall supersede any conflicting or inconsistent provisions of said provisions; and FURTHER PROVIDED, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule E-5 shall be returned within five (5) days from the date of mailing;
(ii) the parties shall notify the AAA by telephone, within four (4) days of any objections to the arbitrator appointed

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

and shall have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5(b);
(iii) the Notice of Hearing referred to in Rule E-5(c) shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within five (5) days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages on account of any unreasonable or allegedly unreasonable withholding of any consent; and (vi) the decision and award of the arbitrator shall be final and conclusive on the parties. Time shall be of the essence as to the time periods set forth in this SECTION 44(a).

          (b) No later than twenty four (24) hours prior to the scheduled hearing, Landlord and Tenant shall each: (i) first, simultaneously submit to the arbitrator and then (ii) second, simultaneously submit to the other party such party's specific written proposal stating such party's last and final position and proposed award. Each such written proposal may be accompanied by such data and memoranda in support of the submitter's position as the submitter may deem reasonably necessary or appropriate in the circumstances.

          (c) The arbitrator shall within three (3) Business Days after the hearing choose either (i) Landlord's position with respect to all individual matters being arbitrated or (ii) Tenant's position with respect to all such matters, in either case as set forth in the proposal described in this Section 44, whichever of the two considered in the aggregate ("i" or "ii") the arbitrator believes is closer to the appropriate resolution of all such disputed matters. The arbitrator shall have no authority to establish or impose any solution or remedy other than "i" or "ii" and may not combine elements of "i" and "ii" to produce a hybrid award.

          (d) It is expressly understood that the decision of any arbitrator in accordance with this SECTION 44 shall be final and binding upon the parties hereto and non-appealable. The arbitrator conducting any arbitration shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable Laws.

          (e) The arbitrator shall be a qualified, disinterested and impartial person who shall have had at least ten (10) years experience in New York City in a calling connected with the matter of the dispute. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration brought under this Article, and the expenses and fees of the arbitrators selected shall be shared equally by Landlord and Tenant, but each party shall bear the expense of its own attorneys and experts.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                              LANDLORD:

                              1334 York Avenue LP
                              -----------------------------,
                              a Delaware limited partnership
                              ------------------------------

                              By: /s/ MICHAEL FUCHS
                                  ------------------------
                                  Name:  Michael Fuchs
                                  Title: Vice President and Managing Member

                              TENANT:

                              SOTHEBY'S, INC.,
                              a New York corporation
                              -------------------------------

                              By: /s/ WILLIAM S. SHERIDAN
                                  ---------------------------
                                  Name:   William S. Sheridan
                                  Title: Executive Vice President and
                                         Chief Financial Officer


                              WITH RESPECT TO ITS OBLIGATIONS UNDER SECTION 36
                              ONLY:

                              SOTHEBY'S HOLDINGS, INC.,
                              a Michigan corporation

                              By: /s/ WILLIAM S. SHERIDAN
                                  --------------------------
                                  Name:  William S. Sheridan
                                  Title: Executive Vice President and
                                         Chief Financial Officer

                                   SCHEDULE A

                               DESCRIPTION OF LAND

ALL the certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of York Avenue (formerly Avenue A) and the southerly side of 72nd Street; running thence in a southerly direction along the easterly side of York Avenue 204 feet 4 inches to the corner formed by the intersection of the easterly side of York Avenue and the northerly side of 71st Street; running thence in an easterly direction along the northern side of 71st Street, 198 feet; thence in a northerly direction and parallel with York Avenue 204 feet 4 inches to the southerly side of 72nd Street; and thence in a westerly direction along with southerly side of 72nd Street 198 feet to the point or place of BEGINNING.

                                   SCHEDULE B

                              SCHEDULE OF BASE RENT

The "BASE RENTAL RATE" shall be the following:

Period                                                           Annual Rent
------                                                           ------------

Commencement Date-> 3rd anniversary of the Commencement Date     $18,025,000.00

3rd anniversary of the Commencement Date-> 6th anniversary
of the Commencement Date                                         $19,286,750.00

6th anniversary of the Commencement Date-> 9th anniversary
of the Commencement Date                                         $20,636,822.50

9th anniversary of the Commencement Date-> 12th anniversary
of the Commencement Date                                         $22,081,400.08

12th anniversary of the Commencement Date-> 15th anniversary
of the Commencement Date                                         $23,627,098.08

15th anniversary of the Commencement Date-> 18th anniversary
of the Commencement Date                                         $25,280,994.95

18th anniversary of the Commencement Date-> 20th anniversary
of the Commencement Date                                         $27,050,664.59

                                   SCHEDULE C

                           FORM OF MEMORANDUM OF LEASE

                                  [RFR ENTITY]

                                                                       LANDLORD,

                                       AND

                                 SOTHEBY'S, INC.

                                                                         TENANT.

------------------------------------------------------------------------
                               MEMORANDUM OF LEASE
------------------------------------------------------------------------


DATED AS OF FEBRUARY 7, 2003

THE PREMISES AFFECTED BY THE WITHIN INSTRUMENT LIES IN THE CITY
OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK
ADDRESS OF PROPERTY:     1334 YORK AVENUE
                         NEW YORK, NEW YORK 10021

LOT:              1
BLOCK:            1483

                              RECORD AND RETURN TO:
                           JONES, DAY, REAVIS & POGUE
                              222 EAST 41st STREET
                            NEW YORK, NEW YORK 10017
                        ATTENTION: SUSANNA S. FODOR, ESQ.

                               MEMORANDUM OF LEASE
                          PURSUANT TO SECTION 291-C OF
                 THE REAL PROPERTY LAW OF THE STATE OF NEW YORK


DATE OF EXECUTION OF LEASE:        February 7, 2003

NAME AND ADDRESS OF LANDLORD:      1334 York Avenue L.P.
                                   c/o RFR Holding LLC
                                   400 Park Avenue
                                   New York, NY 10022

NAME AND ADDRESS OF TENANT:        Sotheby's, Inc.
                                   1334 York Avenue
                                   New York, New York 10021

DESCRIPTION OF DEMISED PREMISES:   All of the land and the improvements thereon
                                   known by the street address 1334 York Avenue, New York, New York in the Borough of
                                   Manhattan, City, County and State of New
                                   York, as more particularly described on
                                   SCHEDULE A attached hereto and made a part hereof.

EXPIRATION OF LEASE:               February 28, 2023

RENEWAL OPTIONS:                   Tenant has the right to extend the term of
                                   the Lease two consecutive times, each for a ten year term, by written notice to Landlord prior to the end of the then current term, as more particularly provided in the Lease.

MEMORANDUM OF LEASE:               This instrument, executed in connection with
                                   the Lease, is intended to be and is entered into as a memorandum thereof for the purpose of recordation and the giving of notice of the tenancy created by the Lease and of the rights and obligations of Landlord and Tenant thereunder, and shall not, in any event, be construed to change, vary, modify or interpret the Lease or any of the terms, covenants or conditions thereof, or any part thereof, which are set forth, described or summarized herein and reference is hereby made to the Lease for any and all purposes.
                                   All of the terms, covenants and conditions contained in the

                                   Lease are hereby incorporated herein by
                                   reference with like effect as if set forth herein verbatim.

SUBORDINATION:                     This Memorandum of Lease shall be subject and
                                   subordinate to all fee mortgages and all renewals and modifications thereof, subject to and in accordance with Section 15 of the Lease.

COUNTERPARTS:                      This Memorandum of Lease may be executed in
                                   counterparts, any one of which or all of which shall be deemed one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of this 6th day of February, 2003.

LANDLORD:                          1334 YORK AVENUE L.P., a Delaware
                                   limited partnership

                                   By: /s/ MICHAEL FUCHS
                                      -------------------------------
                                      Name:  Michael Fuchs
                                      Title: Vice President and
                                             Managing Member


TENANT:                            SOTHEBY'S, INC., a New York corporation

                                   By: /s/ WILLIAM S. SHERIDAN
                                      ------------------------------------
                                      Name:  William S. Sheridan
                                      Title: Executive Vice President

STATE OF NEW YORK        )

COUNTY OF NEW YORK       ) ss.:

     On the 5th day of February in the year 2003 before me, the undersigned, personally appeared Michael Fuchs, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

  Ann Tyson
----------------------------
Signature and Office of individual
taking acknowledgment


STATE OF NEW YORK        )

COUNTY OF NEW YORK       ) ss.:

     On the 6th day of February in the year 2003 before me, the undersigned, personally appeared William S. Sheridan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

  Julian Entner
----------------------------
Signature and Office of individual
taking acknowledgment

                                   SCHEDULE A

                                LEGAL DESCRIPTION

ALL the certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of York Avenue (formerly Avenue A) and the southerly side of 72nd Street; running thence in a southerly direction along the easterly side of York Avenue 204 feet 4 inches to the corner formed by the intersection of the easterly side of York Avenue and the northerly side of 71st Street; running thence in an easterly direction along the northern side of 71st Street, 198 feet; thence in a northerly direction and parallel with York Avenue 204 feet 4 inches to the southerly side of 72nd Street; and thence in a westerly direction along the southerly side of 72nd Street 198 feet to the point or place of BEGINNING.

                                   SCHEDULE D

                    FORM OF TENANT NON-DISTURBANCE AGREEMENT

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


          THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "AGREEMENT") is made as of this 7th day of February, 2003, which date shall be the effective date of this Agreement, between Sotheby's, Inc., a New York corporation (the "TENANT") and BANK OF AMERICA, N.A., a national banking association, a wholly owned subsidiary of BankAmerica Corporation, and having its principal offices in Charlotte, North Carolina (together with its successors and/or assigns the "Lender").

          The Tenant is the lessee under the lease described in EXHIBIT A attached hereto (as the same may from time to time be assigned, subleased, renewed, extended, amended, modified or supplemented, collectively the "LEASE").

          The Lender has previously made or is about to make a loan to 1334 York Avenue L.P., a Delaware limited liability company or its successor and/or assigns with respect to the landlord's interest under the Lease (the "Landlord"), evidenced by a promissory note in the original principal amount of approximately $129,500,000 executed by the Landlord and payable to the Lender and secured by a first priority deed of trust, mortgage or deed to secure debt on certain real and personal property and improvements (the "PREMISES"), recorded or to be recorded in the appropriate records of New York County, New York (the "SECURITY INSTRUMENT").

          The Lender has requested the Tenant to confirm the fact that the Lease is subject and subordinate to the Security Instrument.

          The Tenant is willing to confirm the subordination of the Lease, provided it obtains assurance from the Lender that its possession of the premises demised under the Lease (the "DEMISED PREMISES"), which Demised Premises is all or a portion of the Premises, and its right to use any common areas will not be disturbed by reason of or in the event of the foreclosure of the Security Instrument.

          The Lender is willing to give such assurance.

          NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

          1. (a) The Tenant hereby subordinates the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby to the lien of the Security Instrument, and to all present or future advances under the obligations secured thereby and to all renewals, extensions, amendments, modifications and/or supplements of same, to the full extent of all amounts secured thereby from time to time.

               (b) Lender hereby consents to the execution and delivery of the Lease by Landlord and, subject to the applicable terms and conditions hereof, Lender agrees to recognize all of Tenant's rights, remedies and options under and as described in the Lease which may be exercised in accordance with the terms of the Lease without Lender's consent.

          2. So long as no event of default on the part of the Tenant under the Lease shall exist which would entitle the Landlord to terminate the Lease, or if such an event of default shall exist, so long as the Tenant's time to cure the default shall not have expired, the term of the Lease shall not be terminated or modified in any respect whatsoever and the Tenant's right of possession to the Demised Premises and its rights in and to any common areas and its other rights arising out of the Lease will all be fully recognized and protected by the Lender and shall not be disturbed, canceled, terminated or otherwise affected by reason of the Security Instrument or any action or proceeding instituted by the Lender to foreclose the Security Instrument, or any extension, renewal, consolidation or replacement of same, or other exercise of Lender's rights and remedies under the Security Instrument, irrespective of whether the Tenant shall have been joined in any action or proceeding.

          3. In the event that the Lender takes possession of the Premises, either as the result of foreclosure of the Security Instrument or accepting a deed to the Premises in lieu of foreclosure, or otherwise, or the Premises shall be purchased at such a foreclosure by a third party unaffiliated with Landlord, the Tenant shall attorn to the Lender or such third party and recognize the Lender or such third party as its landlord under the Lease, and the Lender or such third party will recognize and accept the Tenant as its tenant thereunder, whereupon, the Lease shall continue in full force and effect as a direct lease between the Lender or such third party and the Tenant for the full term thereof, together with all extensions and renewals thereof, and the Lender or such third party shall thereafter assume and perform all of the Landlord's obligations, as the landlord under the Lease with the same force and effect as if the Lender or such third party were originally named therein as the Landlord; provided, however, that the Lender or such third party unaffiliated with Landlord shall not be:

          (a) liable for any act or omission of any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

          (b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

          (c) bound by any rent or additional rent which the Tenant might have paid for more than two (2) months in advance to any prior landlord (including the Landlord); or

          (d) bound by any amendment or modification of the Lease not consented to in writing by the Lender (excluding any amendment or modification reflecting the exercise by Landlord or Tenant of any right or option contained in the Lease in accordance with the applicable terms and provisions thereof).

          Except as expressly and specifically set forth above, nothing contained in this paragraph 3 shall diminish any of Landlord's obligations under the Lease.

          4. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event the Lender or a third party takes possession of the Premises as provided in paragraph 3 above, the personal liability of the Lender or such third party under the Lease shall be limited to the Lender's or such third party's, as the case may be, interest in the Premises, and upon any assignment or other transfer of the Lender's or such third-party's interest in the Premises, the Lender or such third party, as applicable, shall be discharged and released from any obligation or liability under the Lease arising or accruing after the date of such assignment or transfer.

          5. Except as Tenant may be required to do under the Lease, Tenant agrees not to subordinate the Lease to any other lien or encumbrance which (i) affects the Premises under the Lease, or any part thereof, or (ii) is junior to the Security Instrument, without the express written consent of the Lender, and any such subordination or any such attempted subordination or agreement to subordinate without such consent of Lender, shall be void and of no force and effect. The foregoing provision shall not affect Tenant's right under the Lease to encumber its interest in the Lease and, except as expressly and specifically set forth in the Lease, no consent of Lender shall be required in connection with such encumbrance.

          6. Tenant agrees to provide copies of all notices given Landlord under the Lease to the following parties at the following addresses:

           Lender:             Bank of America, N.A.
                               Capital Markets Servicing Group
                               555 South Flower Street
                               6th Floor
                               CA9-703-04-42
                               Los Angeles, California 90017
                               Attn: Servicing Manager
                               Telephone No: (800) 462-0505
                               Fascimile No: (213) 345-6587

           With a copy to:     Bank of America Legal Department
                               GCIB/CMBS
                               NC1-007-20-01
                               100 North Tyron Street
                               Charlotte, North Carolina 28255-0001
                               Attention: Dean B. Roberson, Esq.
                               Fascimile No: (704) 387-0922

or to such other address as such parties shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if
(i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

          7. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Except in the case of an emergency, Tenant shall not take any action with respect to such default under the Lease (including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder) for a period of thirty (30) days following receipt of written notice by Lender that it intends to cure such default; provided, however, that in the case of any default which cannot with diligence be cured within such thirty (30) day period, if Lender proceeds to promptly to cure such default or thereafter prosecutes the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be reasonably necessary to complete the curing of such default with diligence and continuity.

          8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

          9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any subtenant, assignee or leasehold mortgagee of Tenant permitted pursuant to the applicable terms and conditions of the Lease; provided, however, that in the event of the assignment or transfer of the interest of the Lender to a party that assumes the Lender's obligations and liabilities hereunder, all obligations and liabilities of the Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Lender's interest is assigned or transferred.

          10. In the event of any litigation or other legal proceeding arising between the parties to this Agreement, whether relating to the enforcement of a party's rights under this Agreement or otherwise, the prevailing party shall be entitled to receive its reasonable attorney's fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

          11. Tenant hereby acknowledges and agrees Lender is a "Fee Mortgagee" (as such term is defined in Section 15(a) of the Lease) and the Security Instrument is a "Mortgage" (as such term is defined in Section 15(a) of the Lease), and all provisions relating to "Fee Mortgagees" and "Mortgages" under the Lease shall be deemed to relate to Lender and the Security Instrument. Pursuant to Section 39 of the Lease, Lender agrees that Lender shall not unreasonably withhold, condition or delay Lender's consent to a Leasehold Mortgage provided that the conditions set forth in Section 39 related thereto have been satisfied (including, without limitation, the conditions set forth in clauses (i) through (iii) thereof).


          12. This Agreement may be executed in several counterparts, each of which counterparts, shall be deemed an original instrument and all of which shall constitute a single agreement.

                         [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date and year first written above.

WITNESS/ATTEST:                         TENANT:

Monica English                          Sotheby's Inc., a New York corporation
-------------------------               --------------------------------------


WITNESS/ATTEST:                         By: /s/ WILLIAM S. SHERIDAN
                                           ---------------------------------
                                          Name:  William S. Sheridan
                                                -----------------------------
                                          Title: Executive Vice President
-------------------------                       -----------------------------


WITNESS/ATTEST:                         LENDER:

                                        BANK OF AMERICA, N.A., a national
                                        banking association
-------------------------


WITNESS/ATTEST:
                                         By: /s/ DEAN RAVOSA
                                            ---------------------------------
                                          Name:  Dean Ravosa
                                               -------------------------------
                                          Title: Principal
-------------------------                      -------------------------------

ACKNOWLEDGED AND AGREED:


WITNESS/ATTEST:                         GUARANTOR:

                                        SOTHEBY'S HOLDINGS, INC., a Michigan
Monica English                          corporation
-------------------------               --------------------------------------


WITNESS/ATTEST:                         By: /s/ WILLIAM S. SHERIDAN
                                           ---------------------------------
                                          Name:  William S. Sheridan
                                                -----------------------------
                                          Title: Executive Vice President
-------------------------                       -----------------------------


WITNESS/ATTEST:                         LANDLORD:

                                        1334 YORK AVENUE L.P., a Delaware
limited                                       partnership
-------------------------
                                          By:  1334 GP II LLC, a Delaware
                                                          liability company,
WITNESS/ATTEST:
limited                                   By: /s/ MICHAEL FUCHS
its general partner                          ---------------------------------
                                          Name:  Michael Fuchs
                                               -------------------------------
                                          Title: Managing Member and Vice
                                                 President
-------------------------                      -------------------------------

STATE OF NEW YORK     )
                      SS:
COUNTY OF NEW YORK    )

       On the 6th day of February, in the year 2003 before me, the undersigned, personally appeared William S. Sheridan, the Executive Vice President of Sotheby's, Inc., personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                   /s/ JULIAN ENTER
                                   ---------------------------
                                   Notary Public

STATE OF NEW YORK      )
                       ss:
COUNTY NEW YORK        )

      On the 4th day of February, in the year 2003 before me, the undersigned, personally appeared Dean Ravosa, the Principal of Bank of America, N.A., personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                  /s/ DANIELLE MYERS
                                  ---------------------
                                      Notary Public

STATE OF NEW YORK      )
                       ss:
COUNTY NEW YORK        )

      On the 6th day of February, in the year 2003 before me, the undersigned, personally appeared William S. Sheridan, the Executive Vice President of Sotheby's Holdings, Inc. personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                  /s/ JULIAN ENTNER
                                  ---------------------
                                      Notary Public

STATE OF NEW YORK      )
                       ss:
COUNTY NEW YORK        )

      On the 4th day of February, in the year 2003 before me, the undersigned, personally appeared Michael Fuchs, the Managing Member and Vice President of 1334 GP II LLC, the general partner of 1334 York Avenue L.P., personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                  /s/ ANN TYSON
                                  ---------------------
                                      Notary Public

                                   EXHIBIT A

                                      LEASE

     That certain lease, dated as of the date hereof, by and among Sotheby's, Inc., as tenant, and 1334 York Avenue, as landlord, relating to the Premises generally described as 1334 York Avenue, New York, New York together with that certain Guaranty of Lease dated as of the date hereof executed by Sotheby's Holdings, Inc. as each of the same assigned, subleased, renewed, extended, amended, modified or supplemented from time to time, collectively, the Lease).

                                   SCHEDULE E

                                FORM OF GUARANTY

                                GUARANTY OF LEASE

          GUARANTY (this "GUARANTY") made as of this day of this 7th day of February 2003, by SOTHEBY'S HOLDINGS, INC., a Michigan corporation having an address at 38500 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 ("GUARANTOR") to [RFR Entity], a Delaware limited partnership having an address at c/o RFR Holding LLC, 400 Park Avenue, New York, NY 10022 ("LANDLORD").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS Guarantor has requested Landlord to enter into a lease with Sotheby's, Inc., as tenant ("TENANT"), dated as of the date hereof (such lease, together with any modifications, amendments, extensions and renewals being collectively called the "LEASE"), with respect to that certain parcel of real property located in the City of New York, State of New York, as is more particularly described in SCHEDULE A attached hereto and by this reference made a part hereof, together with the buildings and other improvements now or hereafter located thereon (capitalized terms not otherwise defined herein have the meanings specified in the Lease); and

          WHEREAS, Landlord has refused to enter into the Lease unless Guarantor guaranties the performance by Tenant of all of the terms, covenants, conditions, obligations and agreements contained in the Lease on the part of Tenant to be performed thereunder (collectively, the "COVENANTS"), subject to and in accordance with the terms of this Guaranty.

          NOW, THEREFORE, Guarantor agrees with Landlord as follows:

          1. Guarantor unconditionally guaranties to Landlord the prompt payment when due of the rent, additional rent and other charges payable under the Lease and full and faithful performance and observance of any and all Covenants (including, without limitation, the indemnity contained in Section 11 of the Lease); and Guarantor unconditionally covenants to Landlord that if default or breach shall at any time be made by Tenant in the Covenants to pay rent and additional rent or any other charges payable under the Lease or in the performance of any of the other Covenants, and notice of any such default or breach shall have been given by Landlord to Tenant and Tenant shall not have cured such default or breach within the grace period, if any, provided for in the Lease, Guarantor shall well and truly perform the Covenants, and pay said rent, additional rent or other charges or arrears thereof that may remain due thereon to Landlord, and also all damages that may arise in consequence of the non-performance of the Covenants, or any of them, or as the result of the breach of any of the conditions of limitation set forth in Section 19 of the Lease, including, without limitation, all damages stipulated in Section 19(b) of the Lease; PROVIDED, HOWEVER, that Guarantor shall not have any liability in connection with this Guaranty or the Lease for any consequential or indirect damages (except to the extent that Tenant incurs liability for such consequential or indirect damages pursuant to SECTION 21(b) of the Lease). Guarantor shall pay to Landlord on demand (or if Guarantor is not an Affiliate of Tenant, within ten (10) days after written notice to Guarantor) all expenses (including, without limitation, Landlord's reasonable out-of-pocket attorneys' fees and disbursements) of, or incidental to, or relating to the enforcement or protection of Landlord's rights hereunder or under the Lease.

          2. The liability of Guarantor hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including, without limitation:

               (a) any amendment, modification or extension of the Lease or any Covenant;

               (b) any extension of time for performance, whether in whole or in part, of any Covenant given prior to or after default thereunder;

               (c) any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease;

               (d) any other guaranty now or hereafter executed by Guarantor or anyone else;

               (e) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any covenant, claim, cause of action, right or remedy which Landlord may, at any time, have under the Lease or with respect to any Guarantee or any security which may be held by Landlord at any time for or under the Lease or with respect to Tenant;

               (f) any act or thing or omission or delay to do any act or thing which may in any manner or to any extent vary the risk of Guarantor or which would otherwise operate as a discharge of Guarantor as a matter of law;

               (g) the release of any other guarantor from liability for the performance or observance of any Covenant, whether by operation of law or otherwise;

               (h) Landlord's consent to any assignment or subletting or the assignment or successive assignments of the Lease by Tenant, or any subletting of the premises demised under the Lease by Tenant;

               (i)  the failure to give Guarantor any notice whatsoever;

               (j) any right, power or privilege that Landlord may now or hereafter have against any person, entity or collateral;

               (k) any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Tenant's interest in the Lease, including, without limitation, any assumption of the Lease by Guarantor pursuant to Section 6 hereof or the occurrence of any such assignment, conveyance, mortgage, merger or other voluntary or involuntary transfer which results in Guarantor becoming the tenant under the Lease; or

               (l) any assignment, conveyance, mortgage, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or part of the interest or rights of Landlord under the Lease.

               If any agreement between Landlord and Tenant shall extend the time of performance or modify any of the Covenants, Guarantor shall continue to be liable upon this Guaranty according to the tenor of any such agreement. Notwithstanding the foregoing, to the extent that Guarantor is not an Affiliate of Tenant, Guarantor shall not be bound to the extent any amendment, modification, extension or waiver with respect to an unaffiliated Tenant increases Guarantor's obligations hereunder; PROVIDED, that the exercise by any such unaffiliated Tenant of any Extension Option under the Lease shall not be deemed to be an amendment, modification, extension or waiver thereof.

          3. To charge Guarantor under this Guaranty no demand shall be required, Guarantor hereby expressly waiving any such demand; PROVIDED, HOWEVER, that to the extent that Guarantor is not an Affiliate of Tenant (pursuant to any assignment of Tenant's interest in the Lease made in accordance with the provisions set forth in SECTIONS 17(d),(j),(k),(m), and (s) of the Lease, any charge to Guarantor under this Guaranty may be made by Landlord upon ten (10) days prior written notice. Landlord shall have the right to enforce this Guaranty without pursuing any right or remedy of Landlord against Tenant or any other party, or any security Landlord may hold, it being intended that if there occurs any breach or default by Tenant in the performance or observance of any Covenant and notice of any such default or breach shall have been given by Landlord to Tenant and Tenant shall have failed to cure such default or breach within the grace period, if any, provided for in the Lease, or upon the occurrence of any condition of limitation in the Lease, Guarantor shall be obligated to Landlord as provided in this Guaranty. Landlord may commence any action or proceeding based upon this Guaranty directly against Guarantor without making Tenant or anyone else a party defendant in such action or proceeding. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Tenant and/or any other party or in separate actions, as often as Landlord, in its sole discretion, may deem advisable.

          4. This Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any party to whom Landlord's interest in the Lease or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guaranty reference is made to either Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

          5. Guarantor hereby expressly waives and releases (a) notice of the acceptance of this Guaranty and notice of any change in Tenant's financial condition; (b) the right to interpose any substantive or procedural defense of the law of guarantee, indemnification or suretyship, except the defense of prior payment or prior performance by Tenant (of the obligations which Guarantor is called upon to pay or perform under this Guaranty) or any other defense that is available and that Tenant is entitled to assert under the Lease); (c) all rights and remedies accorded by applicable law to guarantors or sureties, including without limitation, any extension of time conferred by any law now or hereafter in effect; (d) the right to trial by jury, in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to this Guaranty or the interpretation, breach or enforcement thereof; (e) the right to interpose any defense (except as allowed under (b) above), set off or counterclaim of any nature or description in any action or proceeding; and (f) any right or claim of right to cause a marshalling of Tenant's assets or to cause Landlord to proceed against Tenant and/or any collateral held by Landlord at any time or in any particular order.

          6. Without limiting Guarantor's obligations elsewhere under this Guaranty, if Tenant, or Tenant's trustee, receiver or other officer with similar powers with respect to Tenant, rejects, disaffirms or otherwise terminates the Lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or any other law affecting creditors' rights generally, Guarantor shall automatically be deemed to have assumed, from and after the date such rejection, disaffirmance or other termination of the Lease is deemed effective, all obligations and liabilities of Tenant under the Lease to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and the Lease had never been so rejected, disaffirmed or otherwise terminated. Guarantor, upon such assumption, shall be obligated to perform and observe all of the Covenants whether theretofore accrued or thereafter accruing and Guarantor shall be subject to any rights or remedies of Landlord which may have theretofore accrued or which may thereafter accrue against Tenant on account of any default under the Lease, notwithstanding that such defaults existed prior to the date Guarantor was deemed to have automatically assumed the Lease or that such rights or remedies are unenforceable against Tenant by reason of such rejection, dissaffirmance or other termination. Guarantor shall confirm such assumption in writing at the request of Landlord upon or after such rejection, dissaffirmance or other termination, but the failure to do so shall not affect such assumption. Guarantor, upon the assumption of the Lease, shall have all of the rights of Tenant under the Lease (to the extent permitted by law). Neither Guarantor's obligation to make payment in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

          7. (a) This Guaranty and all rights, obligations and liabilities arising hereunder shall be construed according to the laws of the State of New York. Guarantor hereby irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of (i) the United States Courts for the Southern District of New York, or the courts of the State of New York, in any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that all claims against it in respect of such action or proceeding against Guarantor may be heard and determined in such courts. Guarantor hereby appoints [PLEASE PROVIDE] as its attorney-in-fact and agent in its name, place and stead to accept service of legal process in any such action or proceeding in any court described above, and consents that service of legal process in any such action or proceeding may be made upon it by service upon [PLEASE PROVIDE]. To the extent permitted by applicable law, Guarantor agrees that a final judgment obtained in any court described above in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Nothing in this SECTION 7 shall affect the right of Landlord to serve legal process in any other manner permitted by law. Guarantor hereby consents that service of process by registered or certified mail, return receipt requested, addressed to Guarantor at the address hereinabove set forth will be sufficient.

               (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any such court referred to in CLAUSE (a)(i) or
(a)(ii) above or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, to the extent permitted by applicable law, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

               (d) Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, that Guarantor may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred to in CLAUSES (a)(i) and (a)(ii) above.

          8. Guarantor hereby waives any and all rights of subrogation (if any) which it may have against Tenant as a result of actions taken or amounts paid in connection with or relating to this Guaranty or to the Lease until all of Guarantor's obligations hereunder are satisfied or Guarantor is released pursuant to SECTION 16 below.

          9. Guarantor represents and warrants to Landlord that as of the date hereof:

               (a) Guarantor has full power, authority and legal right to execute, deliver, perform and observe this Guaranty, including, without limitation, the payment of all moneys hereunder.

               (b) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action.

               (c) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally, to moratorium laws from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          10. Guarantor shall not merge or consolidate with any corporation or sell all or substantially all of its assets unless either (a) Guarantor shall be the surviving corporation or (b) contemporaneously with such merger or consolidation or sale, the surviving or purchasing corporation executes and delivers to Landlord a guaranty of the Lease, substantially in the form and substance of this Guaranty, together with reasonably satisfactory evidence of the due authorization, execution, delivery, validity and binding effect thereof, but whether or not such execution and delivery shall take place the surviving or purchasing corporation shall be bound by this Guaranty as if it had so executed and delivered such guaranty.

          11. If Landlord shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to pay or repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid by Tenant or Guarantor pursuant to the Lease or this Guaranty, Guarantor shall reimburse Landlord for any such payment or repayment and this Guaranty shall extend to the extent of such payment or repayment made by Landlord, except to the extent, if any, that such payment or repayment is prohibited by law or that such payment or repayment constitutes merely a reimbursement of any overpayment. Landlord shall not be required to litigate or otherwise dispute its obligation or make such payment or repayment if in good faith and on written advice of counsel Landlord believes that such obligation exists.

          12. Landlord and Guarantor shall each, at any time and from time to time, within ten (10) business days following request by the other, execute, acknowledge and deliver to the other a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of the certifying party's knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

          13. All remedies afforded to Landlord by reason of this Guaranty or the Lease, or otherwise available at law or in equity, are separate and cumulative remedies and no one remedy, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.

          14. If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

          15. Any notice hereunder shall be in writing and personally delivered or sent by certified or registered mail, return receipt requested to Landlord or Guarantor at their respective addresses hereinabove set forth or such other address designated by Landlord or Guarantor by ten (10) days prior notice. Any notice hereunder to be delivered to Guarantor by Landlord shall also delivered to Tenant concurrently at the following address (or such other address designated by Tenant by ten (10) days prior notice):

          Sotheby's, Inc.
          1334 York Avenue
          New York, New York  10021
          Attention:  General Counsel

Any notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing; and in the event of failure to deliver by reason of changed address of which no notice is given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or return receipt as aforesaid.

          16. Notwithstanding anything in this Guaranty to the contrary, Guarantor shall be released from its obligations hereunder (a) upon the satisfaction of all of the conditions set forth in SECTIONS17(n)(2) or 17(n)(3), as the case may be, and (b) only to the extent such obligations accrue on or after the date of such release.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                       SOTHEBY'S HOLDINGS, INC., a Michigan
                                       corporation


                                        By: WILLIAM S. SHERIDAN
                                           --------------------------------
                                           Name:  William S. Sheridan
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                   SCHEDULE A

                               The Leased Premises

ALL the certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of York Avenue (formerly Avenue A) and the southerly side of 72nd Street; running thence in a southerly direction along the easterly side of York Avenue 204 feet 4 inches to the corner formed by the intersection of the easterly side of York Avenue and the northerly side of 71st Street; running thence in an easterly direction along the northern side of 71st Street, 198 feet; thence in a northerly direction and parallel with York Avenue 204 feet 4 inches to the southerly side of 72nd Street; and thence in a westerly direction along with southerly side of 72nd Street 198 feet to the point or place of BEGINNING.

                                   SCHEDULE F

                                GROUND FLOOR PLAN

                                    EXHIBIT A

                                   DEFINITIONS

          For the purposes of this Lease, the following definitions shall be applicable:

          "BUSINESS DAYS" shall mean all days except Saturday, Sundays, New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which are either observed by both the federal and the state governments or by the labor unions servicing the Improvements as legal holidays.

          "DEFAULT RATE" shall mean the Interest Rate plus one percent (1%); but in no event shall the "Default Rate" be a rate greater than the highest lawful rate from time to time in effect.

          "DIRECT COMPETITOR" shall mean any art or antiques auction house.

          "EXCLUDED PROPERTY" shall mean (i) all art work located in the Improvements, which art work is owned, leased or otherwise held, including on consignment, by Tenant, its Affiliates or a client of Tenant, (ii) all fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems (solely relating to Tenant's business as opposed to base building security systems, if any), computer software or other personal property (such as trade fixtures in, on, around or affixed to the Improvements) owned or leased by any contractor or employee or any client of Tenant and its Affiliates or by a subtenant of Tenant Named Herein, and (iii) all fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems (relating to Tenant's business as opposed to base building security systems, if any), computer software and other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Improvements) which is owned or leased by Tenant or its Affiliates or otherwise used by Tenant or its Affiliates solely in connection with the operation of Tenant's or its Affiliates' business (in contradistinction to the operation of the Property), including, without limitation, all specialized fixtures and equipment used by Tenant or its Affiliates, such as, for example, audio-visual equipment.

          "INSTITUTIONAL LENDER" shall mean a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually or in a fiduciary capacity), an insurance company organized and existing under the laws of the United States or any state thereof, an opportunity fund, investment banking, merchant banking or brokerage firm, a real estate investment trust sponsored by an Institutional Lender (which is not another real estate investment trust), a religious, educational or eleemosynary institution, a union, federal, state, municipal or secular employee's welfare, benefit, pension or retirement fund or any combination of Institutional Lenders; provided, that each of the above entities shall qualify as an Institutional Lender within the provisions of this Section only if it shall (a) be subject, or submit itself, to the jurisdiction of the courts of the State of New York in any actions arising out of this Lease, (b) be subject to the supervision of the Comptroller of the Currency of the United States or the Insurance Department or the Banking Department or the Comptroller of the State of New York, or the Comptroller of New York City, or any federal, state or municipal agency or public benefit corporation or public authority advancing or assuring mortgage loans or making payments which, in any manner, assist in the financing, development, operation and maintenance of improvements, or, in the case of a secular employee's welfare, benefit, pension or retirement fund, be the subject of a then current favorable Determination Letter from the Internal Revenue Service pursuant to SECTIONS 401 AND 501 of the Internal Revenue Code, and (c) have net assets (combined with any agency, department or Affiliate of the same) of not less than $250,000,000.

          "INSURANCE REQUIREMENTS" shall mean all orders, rules, regulations, requirements or policies of any board of fire underwriters, fire rating organization, insurance rating organization or any other body exercising the same or similar functions to the foregoing (collectively, "insurance rating organizations") which have jurisdiction over, or otherwise make rates or findings in respect of, all or any part of the Real Property.

          "INTEREST RATE" shall mean an interest rate equal to two percent (2%) above the so-called annual "Base Rate" of interest established and approved by The Bank of New York, from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect. In the event that the "Base Rate" (or other term used for the rate currently called the "Base Rate") shall cease to be established and approved by the Bank of New York, then Landlord shall designate another nationally recognized banking organization that establishes a "Base Rate".

          "LANDLORD" shall mean only the owner, at the time in question, of the Premises so that in the event of any transfer or transfers of title to the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

          "LANDLORD PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Landlord or of any partner or member of any partnership constituting Landlord, disclosed or undisclosed,
(2) any tenant of Landlord (other than Tenant) or any other party claiming by through or under Landlord (including without limitation any concessionaire or licensee and any subtenant or assignee of a tenant of Landlord other than Tenant or a Tenant Party), and (3) any Fee Mortgagee or any principal, partner, member, officer, stockholder, director, employee or agent thereof; and "LANDLORD PARTIES" shall have the corresponding plural meaning.

          "LAWS" shall mean all applicable laws, statutes and ordinances (including codes, approvals, permits and zoning regulations and ordinances) and the orders, rules, regulations, interpretations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasipublic authority, whether now or hereafter in force, including, but not limited to, NYC Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as amended from time to time, and all laws, rules and regulations then in effect relating to asbestos and to access for the handicapped and disabled.

          "OCCUPANCY REQUIREMENT" shall mean the occupancy for its own use of three (3) full floors of the Improvements; PROVIDED, that such floors may include either (x) the portion of the first floor of the Improvements (the "1ST FLOOR PORTION") shown by separate shading on SCHEDULE F annexed hereto and made a part hereof (occupancy of which area shall be deemed to be full occupancy of the full 1st floor) or (y) the 10th floor of the Improvements; and FURTHER PROVIDED, that, at the applicable time of determining the Occupancy Requirement, Tenant Named Herein has the present intention of maintaining such occupancy and has no plans at such time to relocate from any such occupied floors.

          "PERSON" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

          "PROHIBITED USE" shall mean any use or occupancy of the Premises in violation of the then current certificate of occupancy issued for the Improvements. Prohibited Use also includes the use of any part of the Premises for: (A) the business of photocopying, multilith or offset printing; (B) a school (it being understood that the ancillary use of portions of the Premises for classroom and/or educational purposes relating to the type of business conducted by a Tenant Party is expressly permitted); (C) lodging or sleeping (except for any hospital use specifically permitted under the terms of this Lease); (D) offices of any governmental authority, any foreign government, the United Nations, or any agency or department of the foregoing; (E) any illegal activity or any activity constituting a nuisance or (F) any obscene or pornographic purposes (other than in connection with the first class art business of Tenant Named Herein), any sort of commercial sex establishment, any obscene, nude, or semi-nude live performances, as a so called rubber goods shop, or as a sex club or any sort, or as a "massage parlor". Any dispute as to whether a use is a Prohibited Use shall be resolved by arbitration in accordance with SECTION 44 hereof.

          "RECAPTURE OCCUPANCY REQUIREMENT" shall mean Tenant Named Herein's occupancy for its own use of five (5) full floors of the Improvements (it being understood that occupancy of the 1st Floor Portion shall be deemed to be full occupancy of the full 1st FLOOR); PROVIDED, that, at the applicable time of determining the Recapture Occupancy Requirement, Tenant Named Herein has the present intention of maintaining such occupancy and has no plans at such time to relocate from any such occupied floors.

          "TENANT" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant Named Herein, which at the time in question is the owner of Tenant's estate and interest granted by this Lease; but the foregoing provisions of this definition shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

          "TENANT NAMED HEREIN" Sotheby's Inc. and any Affiliate of Guarantor.

          "TENANT PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Tenant or of any partner or member of any partnership constituting Tenant, disclosed or undisclosed, (2) any subtenant of Tenant or any other party claiming by, through or under Tenant (including without limitation any concessionaire or licensee), or any principal, partner, member, officer, stockholder, director, employee or agent of such subtenant or such other party, or (3) any contractor, guest or invitee of any of the foregoing; and "TENANT PARTIES" shall have the corresponding plural meaning.

          "TENANT'S PROPERTY" shall mean the Excluded Property and Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings, decorations and other items of personal property, expressly excluding Equipment (as such term is defined in SECTION 14 hereof).

          "UNCOMMON CHANGE" shall mean (x) any Proposed Sotheby's Change that is performed by Tenant and (y) any escalators or elevators installed after the date hereof.

                                    EXHIBIT B

                                 EXISTING LEASES

1. Lease Agreement for Foodservice dated as of ________ __, ____, between Sotheby's, Inc. and Tentation TPC Special Events Catering, Inc. (Restaurant, cafe and other catering services.)

2. Agreement of Lease dated as of January _, 2002, between SIBS, LLC, as Owner, and Sunrise Liquors & Wines, Inc., d/b/a Aulden Cellars, as Tenant. (Wine store.)*

3. Lease Agreement dated as of October 2, 2000 by and between Omnipoint Communications, Inc., as Tenant, and SIBS, LLC, as Landlord. (Antenna)

                                    EXHIBIT C

                                   AGREEMENTS


                                      None